EXHIBIT 2.1

KRONISH LIEB WEINER & HELLMAN LLP
1114 Avenue of the Americas
New York, New York 10036
(212) 479-6000
Lawrence C. Gottlieb (LG-2565)
Richard S. Kanowitz (RK-0677)
Counsel for Metromedia Fiber Network, Inc., et al.
Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
X
Chapter 11

In re:
Case Nos.
METROMEDIA FIBER NETWORK, INC., ET AL., Debtors.	02-22736 (ASH) through 02-22742 (ASH); 02-22744 (ASH) through 02-22746 (ASH); 02-22749 (ASH); 02- 22751 (ASH) through 02-22754 (ASH)

X

SECOND AMENDED PLAN OF REORGANIZATION OF
METROMEDIA FIBER NETWORK, INC., ET AL.

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME
A.	Scope of Definitions
B.	Definitions
C.	Rules of Interpretation
D.	Computation of Time
ARTICLE II	CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
A.	Introduction
B.	Unclassified Claims
C.	Classified Claims and Equity Interests
ARTICLE III	TREATMENT OF ADMINISTRATIVE CLAIMS, PROFESSIONAL FEE CLAIMS, PRIORITY TAX CLAIMS AND SENIOR INDENTURE TRUSTEE FEE CLAIMS
A.	Unclassified Claims
ARTICLE IV	TREATMENT OF CLAIMS AND EQUITY INTERESTS
Class 1 – Senior Secured Lender Claims
Class 1(a) Citicorp and Merrill Lynch Parties Secured Claim
Class 1(b) – Kluge Trust Secured Claims
Class 2 – Schedule 1 Other Secured Claims
Class 3 – Ad Valorem Secured Tax Claims
Class 4 – General Secured Claims
Class 5 – Other Priority Claims
Class 6 – General Unsecured Claims
Class 6(a) – MFN Senior Unsecured Noteholder Claims
Class 6(b) – MFN Other Unsecured Claims
Class 6(c) - MFN Subordinated Claims
Class 7 – Subsidiary Unsecured Claims
Class 8 - Convenience Claims
Class 9 – Equity Interests and Claims
ARTICLE V	MEANS FOR IMPLEMENTATION OF THE PLAN
A.	Corporate Governance of Reorganized MFN
B.	Cancellation of Old Equity Securities
C.	Cancellation of Notes
D.	Issuance and Reserve of New Common Stock
E.	Rights Offering
F.	Revesting of Assets
G.	Obtaining Cash for Plan Distributions
H.	Preservation of Rights of Action
I.	Effectuating Documents; Further Transactions
J.	Applicability of Section 1125 of the Bankruptcy Code
K.	Exemption from Certain Transfer Taxes
L.	Settlement and Substantive Consolidation for the Purposes of this Plan Only
M.	Avoidance Proceeds
ARTICLE VI	ACCEPTANCE OR REJECTION OF THE PLAN
A.	Classes Entitled to Vote

A-i

B.	Acceptance by Impaired Classes
C.	Cramdown
ARTICLE VII	NEW COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE PLAN
A.	Time of Issuance
B.	Principal Terms of Reorganized MFN Common Stock
ARTICLE VIII	PROVISIONS GOVERNING DISTRIBUTIONS
A.	Distributions for Claims Allowed as of the Effective Date
B.	Disbursing Agent
C.	Surrender of Notes
D.	Means of Cash Payment
E.	Calculation of Distribution Amounts of New Common Stock
F.	Delivery of Distributions
G.	Fractional Dollars; De Minimis Distributions
H.	Withholding and Reporting Requirements
I.	Setoffs
ARTICLE IX	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases
B.	Payments Related to Assumption of Executory Contracts and Unexpired Leases
C.	Bar to Rejection Damages
D.	Contracts and Leases Entered into after the Petition Date
E.	Certain Employment Contracts
F.	Incentive Stock Option and Stock Unit Grant Plan
ARTICLE X	PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS
A.	Objection Deadline; Prosecution of Objections
B.	No Distributions Pending Allowance
C.	Reserve
D.	Distributions after Allowance
E.	Estimation
ARTICLE XI	CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS OF THE PLAN
A.	Conditions Precedent to Confirmation of the Plan
B.	Conditions Precedent to Effectiveness of the Plan
C.	Satisfaction or Waiver of Conditions
D.	Effect of Failure of Conditions
ARTICLE XII	MODIFICATIONS AND AMENDMENTS
ARTICLE XIII	RETENTION OF JURISDICTION
ARTICLE XIV	MISCELLANEOUS PROVISIONS
A.	Bar Dates for Certain Claims
B.	Payment of Statutory Fees
C.	Amendment and Severability of Plan Provisions
D.	Successors and Assigns
E.	Discharge of the Debtors and Injunction

A-ii

F.	Exculpation
G.	Releases
H.	Kluge Comprehensive Release
I.	Termination of Committee
J.	Binding Effect
K.	Revocation, Withdrawal or Non-Occurrence of Effective Date
L.	Plan Supplement
M.	Notices
N.	Directors and Officers Insurance
O.	Prepayment and Early Satisfaction
P.	Term of Injunctions or Stays
Q.	Governing Law
R.	Success Payments
S.	Litigation Trust
T.	Allocation of Distributions
U.	Registration Rights
V.	Standstill

A-iii

KRONISH LIEB WEINER & HELLMAN LLP
1114 Avenue of the Americas
New York, New York  10036
(212) 479-6000
Lawrence C. Gottlieb (LG-2565)
Richard S. Kanowitz (RK-0677)
Counsel for Metromedia Fiber Network, Inc., et al.
Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
X

Chapter 11
In re:
Case Nos.
METROMEDIA FIBER NETWORK, INC., ET AL., Debtors.	02-22736 (ASH) through 02-22742 (ASH); 02-22744 (ASH) through 02-22746 (ASH); 02-22749 (ASH); 02- 22751 (ASH) through 02-22754 (ASH)

X

SECOND AMENDED PLAN OF REORGANIZATION OF
METROMEDIA FIBER NETWORK, INC., ET AL.

INTRODUCTION

Metromedia Fiber Network, Inc., a Delaware corporation for itself and on behalf of its Subsidiaries(1), proposes the following plan of reorganization for the resolution of the Debtors’ outstanding Claims and Equity Interests.  Reference is made to the Disclosure Statement, distributed contemporaneously herewith, for a discussion of the Debtors’ history, businesses, properties, results of operations, projections for future operations, risk factors, a summary and analysis of this Plan, and certain related matters, including the New Common Stock to be issued pursuant to this Plan.  The Debtors are the proponents of this Plan within the meaning of Section 1129 of the Bankruptcy Code.

All holders of Claims and Equity Interests are encouraged to read this Plan and the Disclosure Statement in their entirety before voting to accept or reject this Plan.  Subject to certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.

ARTICLE I

DEFINITIONS, RULES OF INTERPRETATION,

AND COMPUTATION OF TIME

A.                                    Scope of Definitions

For purposes of this Plan, except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan.  Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

B.                                    Definitions

1.1.                              “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in Section 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to Section 507(a)(1) of the Bankruptcy Code, including (i) the actual necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the businesses of the Debtors, including wages, salaries, or commissions for services

(1)                                  Metromedia Fiber Network Services, Inc.; AboveNet Communications, Inc.; SiteSmith, Inc.; PAIX.net, Inc., N/K/A MFN Fiber Inc.; Metromedia Fiber Network of Illinois, Inc.; MFN Purchasing, Inc.; Metromedia Fiber Network of New Jersey, Inc.; MFN of Utah, L.L.C.; MFN of VA, L.L.C.; Metromedia Fiber National Network, Inc.; Metromedia Fiber Network International, Inc.; MFN International, L.L.C.; MFN Japan Backhaul, Inc.; MFN Europe Finance, Inc.

rendered after the commencement of the Chapter 11 Cases, (ii) Professional Fee Claims and (iii) all fees and charges assessed against the Estates under Chapter 11 of Title 28, United States Code.

1.2.                              “Ad Valorem Tax” means the tax assessed by a state or local government unit against any of the Debtors’ personal or real property pursuant to state and/or local law.

1.3.                              “Ad Valorem Secured Tax Claim” means a Claim for Ad Valorem Taxes which is secured by assets of the Debtors.

1.4.                              “Administrative Claims Bar Date” shall have the meaning ascribed to such term in Article XIV of this Plan.

1.5.                              “Aggregate Class 2 Shares” means 3,369,876 shares of New Common Stock, as listed in Schedule 1, to be allocated to holders of Allowed Class 2 Claims under this Plan.

1.6.                              “Aggregate Class 6 Shares” means 1,685,433 shares of New Common Stock allocated to holders of Allowed Class 6 Claims under this Plan.

1.7.                              “Aggregate Class 6(a) Shares” means a number of shares of New Common Stock equal to the product of the number of Aggregate Class 6 Shares multiplied by a fraction, the numerator of which is the aggregate Allowed Class 6(a) Claims (including the Allowed Class 6(c) Claims allocated to Class 6(a) pursuant to Article IV of this Plan), and the denominator of which is the aggregate Calculated Amount of the Class 6 Claims.

1.8.                              “Aggregate Class 6(b) Shares” means a number of shares of New Common Stock equal to the product of the number of Aggregate Class 6 Shares multiplied by a fraction, the numerator of which is the aggregate Allowed Class 6(b) Claims, and the denominator of which is the aggregate Calculated Amount of the Class 6 Claims.

1.9.                              “Aggregate Class 7 Shares” means 2,749,918 shares of New Common Stock allocated to holders of Allowed Class 7 Claims under this Plan.

1.10.                        “Allowed” means, when used in reference to a Claim or Equity Interest within a particular Class, an Allowed Claim or Allowed Equity Interest of the type described in such Class.

1.11.                        “Allowed Administrative Claim” means an Administrative Claim as to which a timely request for payment has been made in accordance with Article XIV.A.1 of this Plan (if such written request is required), as to which the Debtors (i) have not interposed a timely objection or (ii) have interposed a timely objection and such objection has been settled, waived or withdrawn, or has been denied by a Final Order.

1.12.                        “Allowed Claim” means a Claim or any portion thereof (i) as to which no objection to allowance or request for estimation has been interposed on or before the date provided for herein or the expiration of such other applicable period of limitation as may be fixed by the Bankruptcy Code, Bankruptcy Rules, or the Court, (ii) as to which any objection to its allowance has been settled, waived or withdrawn, or has been denied by a Final Order, (iii) that has been allowed by a Final Order, (iv) as to which the liability of the Debtors, and the amount thereof, are determined by Final Order of a court of competent jurisdiction other than the Court, or (v) that is expressly allowed in a liquidated amount in this Plan.

1.13.                        “Allowed Class . . . Claim” means an Allowed Claim in the particular Class described.

1.14.                        “Allowed Other Secured Claims” has the meaning ascribed to such term in Article IV of this Plan.

1.15.                        “Ballot” means the form or forms distributed with the Disclosure Statement to holders of Impaired Claims and Impaired Equity Interests entitled to vote under Article IV of this Plan on which the holders indicate acceptance or rejection of this Plan.

1.16.                        “Ballot Date” means the date set by the Court by which all completed Ballots must be received in order for the selection indicated on a ballot to be counted.

1.17.                        “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, 11 U. S. C. §§ 101-1330, as now in effect or hereafter amended, as applied to the Chapter 11 Cases or adversary proceedings or as provided therein.

1.18.                        “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, and the Local Rules of the Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

1.19.                        “Bar Date” means October 18, 2002, or any other date, designated by the Court as the last date for filing proofs of Claim (including Administrative Claims other than Professional Fee Claims) against the Debtors.

1.20.                        “Bar Date Order” has the meaning ascribed to such term in Article XIV of this Plan.

1.21.                        “Bechtel” means Bechtel Corporation, a California corporation, and its successors, assigns and transferees.

1.22.                        “Bechtel Claims” means all Claims arising under or relating to (i) the Bechtel Notes, (ii) the Junior Intercreditor Agreement and (iii) the Junior Security Agreement.

1.23.                        “Bechtel Notes” means the $89,000,000 in aggregate principal amount of 8.5% Senior Subordinated Convertible Promissory Notes due September 30, 2003, issued by certain of the Debtors pursuant to that certain Master Restructuring Agreement entered into among certain of the Debtors and Bechtel, dated October 1, 2001.

1.24.                        “Board of Directors” means the board of directors of Reorganized MFN.

1.25.                        “Board of Directors Designation” means the designation of the members of the Board of Directors, as provided for in Article V of this Plan.

1.26.                        “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by federal or state law or executive order to close.

1.27.                        “By-Laws” means the amended and restated by-laws of MFN or the other Debtors, as the case may be, in effect on the date hereof.

1.28.                        “Calculated Amount”  means with respect to any class of Claims, the Presumed Amount for such Claims (representing presumed aggregate Rejection Claims for Executory Contracts and Unexpired Leases within such Class, which the Company has not identified as of the date immediately prior to the Confirmation Date) plus the aggregate amount of Allowed Claims and Disputed Claims calculated as follows: (i) for any Allowed Claim, the aggregate amount of the Allowed Claim, (ii) for any Disputed Claim for which an amount has been asserted, (x) the amount which has been asserted, (y) an amount estimated pursuant to Section 502(c) of the Bankruptcy Code, or (z) such other amount as may be reasonably determined by the Debtors and the Committee, (iii) for any Disputed Claim for which an amount has not been asserted, (x) an amount estimated pursuant to Section 502(c) of the Bankruptcy Code, or (y) such other amount as may be reasonably determined by the Debtors and the Committee, and (iv) for any Rejection Claim not otherwise covered by (ii) and (iii) above (including any Claim for damages based upon the potential rejection of any Executory Contract or Unexpired Lease that has neither been assumed nor rejected as of the date immediately prior to the Confirmation Date), an amount as may be reasonably agreed to by the Committee and the Debtors.

1.29.                        “Case Interest Rate” means the federal judgment rate provided in 28 U.S.C. § 1961 in effect on the Effective Date compounded annually on each anniversary of the Effective Date.

1.30.                        “Cash” means legal tender of the United States of America or the equivalent thereof.

1.31.                        “Causes of Action” means any claims, fees, causes of action, rights of action, rights, demands, suits, or proceedings, whether in law or in equity, whether known or unknown, including any and all causes of action under Chapter 5 of the Bankruptcy Code.

1.32.                        “Chapter 11 Cases” means the cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors, styled In re Metromedia Fiber Network, Inc., et al., Case No. 02-22736 (ASH) through 02-22742 (ASH); 02-22744 (ASH) through 02-22746 (ASH); 02-22749 (ASH); 02-22751 (ASH) through 02-22754 (ASH).

1.33.                        “Citicorp” means Citicorp USA, Inc., a Delaware corporation.

1.34.                        “Citicorp Note” means that certain Note, dated September 6, 2001, as amended, issued by MFN to Citicorp, as Administrative Agent, and the Citicorp Noteholders.

1.35.                        “Citicorp Noteholders” means Citicorp, the Kluge Trust and the Merrill Lynch Parties.

1.36.                        “Citicorp Secured Claims” means all Secured Claims arising under the Citicorp Note.

1.37.                        “Claim” means a claim against the Debtors, whether or not asserted, as defined in Section 101(5) of the Bankruptcy Code.

1.38.                        “Class” means a category of holders of Claims or Equity Interests, as described in Article II hereof.

1.39.                        “Class 2 Schedule 1 Redistribution Shares” means 43.18% of the Schedule 1 Redistribution Shares.

1.40.                        “Class 6 Claims” means the Class 6(a) Claims, the Class 6(b) Claims and the Class 6(c) Claims.

1.41.                        “Class 6(a) Claims” means all MFN Senior Unsecured Noteholder Claims other than those Unsecured Noteholder Claims to be cancelled pursuant to the Kluge Cancellation.

1.42.                        “Class 6(b) Claims” means MFN Other Unsecured Claims.

1.43.                        “Class 6(c) Claims” means all Claims arising under the Subordinated Indentures.

1.44.                        “Class 6(a) Distribution” has the meaning ascribed to such term in Article IV of this Plan.

1.45.                        “Class 6(b) Distribution” has the meaning ascribed to such term in Article IV of this Plan.

1.46.                        “Class 6(a) Distributions Formula” has the meaning ascribed to such term in Article IV of this Plan.

1.47.                        “Class 6(b) Distributions Formula” has the meaning ascribed to such term in Article IV of this Plan.

1.48.                        “Class 6(a) Five Year Warrants” means Five Year Warrants for a number of shares of New Common Stock equal to 709,459 multiplied by a fraction, the numerator of which is the aggregate Allowed Class 6(a) Claims (calculated so as to include the Allowed Class 6(c) Claims allocated to Class 6(a) pursuant to Article IV of this Plan), and the denominator of which is the aggregate Calculated Amount of the Class 6 Claims.

1.49.                        “Class 6(b) Five Year Warrants” means Five Year Warrants for a number of shares of New Common Stock equal to 709,459 multiplied by a fraction, the numerator of which is the aggregate Allowed Class 6(b) Claims, and the denominator of which is the aggregate Calculated Amount of the Class 6 Claims.

1.50.                        “Class 6(a) MFN Avoidance Proceeds” means, as of any date, that portion of the MFN Avoidance Proceeds equal to the aggregate amount of the MFN Avoidance Proceeds multiplied by a fraction, the numerator of  multiplied by a fraction, the numerator of which is the aggregate Allowed Class 6(a) Claims (including the Allowed Class 6(c) Claims allocated to Class 6(a) pursuant to Article IV of this Plan), and the denominator of which is the aggregate Calculated Amount of the Class 6 Claims.

1.51.                        “Class 6(b) MFN Avoidance Proceeds” means, as of any date, that portion of the MFN Avoidance Proceeds equal to the aggregate amount of the MFN Avoidance Proceeds  multiplied by a fraction, the numerator of which is the aggregate Allowed Class 6(b) Claims, and the denominator of which is the aggregate Calculated Amount of the Class 6 Claims.

1.52.                        “Class 6 Schedule 1 Redistribution Shares” means 21.59% of the Schedule 1 Redistribution Shares.

1.53.                        “Class 6(a) Schedule 1 Redistribution Shares” means, as of any date, a portion of the Class 6 Schedule 1 Redistribution Shares equal to the aggregate number of Class 6 Schedule 1 Redistribution Shares multiplied by a fraction, the numerator of which is the aggregate Allowed Class 6(a) Claims (calculated so as to include the Allowed Class 6(c) Claims allocated Class 6(a) pursuant to Article IV of this Plan) and the denominator of which is the aggregate Calculated Amount of all Class 6 Claims.

1.54.                        “Class 6(b) Schedule 1 Redistribution Shares” means, as of any date, a portion of the Class 6 Schedule 1 Redistribution Shares equal to the aggregate number of Class 6 Schedule 1 Redistribution Shares multiplied by a fraction, the numerator of which is the aggregate Allowed Class 6(b) Claims and the denominator of which is the aggregate Calculated Amount of all Class 6 Claims.

1.55.                        “Class 6(a) Seven Year Warrants” means Seven Year Warrants for a number of shares of New Common Stock equal to 834,658 multiplied by a fraction, the numerator of which is the aggregate Allowed Class 6(a) Claims (calculated so as to include the Allowed Class 6(c) Claims allocated to Class 6(a) pursuant to Article IV of this Plan), and the denominator of which is the aggregate Calculated Amount of the Class 6 Claims.

1.56.                        “Class 6(b) Seven Year Warrants” means Seven Year Warrants for a number of shares of New Common Stock equal to 834,658 multiplied by a fraction, the numerator of which is the aggregate Allowed Class 6(b) Claims, and the denominator of which is the aggregate Calculated Amount of the Class 6 Claims.

1.57.                        “Class 7 Distribution” has the meaning ascribed to such term in Article IV of this Plan.

1.58.                        “Class 7 Distribution Formula” has the meaning ascribed to such term in Article IV of this Plan.

1.59.                        “Class 7 Schedule 1 Redistribution Shares” means 35.23% of the Schedule 1 Redistribution Shares.

1.60.                        “Collateral” means any property or interest in property of the Debtors’ Estates, and the proceeds thereof, subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

1.61.                        “Committee” means the Official Committee of Unsecured Creditors, appointed by the Office of the United States Trustee for the Southern District of New York pursuant to Section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases, as amended from time to time, as such committee may be reconstituted from time to time.

1.62.                        “Common Stock Equity Interest and Claims” means any Equity Interest arising from or under the Common Stock, including all Claims arising in connection therewith, including Claims arising from the rescission of a purchase or sale of a security of the Debtors, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution under Section 502 of the Bankruptcy Code on account of such Claim and attorney’s fees associated therewith.

1.63.                        “Conditions Precedent” means the Confirmation Conditions Precedent and the Effective Conditions Precedent.

1.64.                        “Confirmation” means entry by the Clerk of the Court of the Confirmation Order.

1.65.                        “Confirmation Conditions Precedent” has the meaning ascribed to such term in Article XI of this Plan.

1.66.                        “Confirmation Date” means the date of entry of the Confirmation Order by the Clerk of the Court.

1.67.                        “Confirmation Hearing” means the hearing to consider confirmation of this Plan under Section 1129 of this Bankruptcy Code.

1.68.                        “Confirmation Order” means the Final Order of the Court confirming this Plan pursuant to Section 1129 of the Bankruptcy Code.

1.69.                        “Convenience Claim” means (i) any Claim against the Debtors in an amount equal to or less than $750.00, and (ii) the Claims of those holders of Class 6(a) Claims, Class 6(b) Claims or Class 7 Claims electing to have such Claims treated as Class 8 Claims pursuant to Article IV of this Plan.

1.70.                        “Court” means the United States Bankruptcy Court for the Southern District of New York which has jurisdiction over the Chapter 11 Cases.

1.71.                        “Creditor” means any Person who holds a Claim against the Debtors that arose on or before the order for relief in the Chapter 11 Cases.

1.72.                        “Cure” means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Court, with respect to the assumption of an Executory Contract or Unexpired Lease, pursuant to Section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties or ordered by the Court, under such Executory Contract or Unexpired Lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

1.73.                        “Debt Instrument” has the meaning ascribed to such term in Article VIII of this Plan.

1.74.                        “Debtors” means MFN and the Subsidiaries in their respective capacities as debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code (each individually is a “Debtor”).

1.75.                        “Deemed Class Equity Percentage” has the meaning ascribed to such term in Article V.E. of this Plan.

1.76.                        “Deemed Fiber Shares” has the meaning ascribed to such term in Article V.E. of this Plan.

1.77.                        “Deficiency Claim” means the amount by which the Allowed amount of any Claim secured by a valid and unavoidable lien in Collateral, including a valid right of setoff pursuant to Section 553 of the Bankruptcy Code, exceeds the value of the Collateral securing such Claim, as determined pursuant to Section 506(a) of the Bankruptcy Code.

1.78.                        “Disbursing Agent” means Reorganized MFN, or any party designated by Reorganized MFN, in its sole discretion, to serve as a disbursing agent under this Plan.

1.79.                        “Disclosure Statement” means the disclosure statement (including all exhibits and schedules thereto or referenced therein) relating to this Plan, as amended, supplemented or modified from time to time, and that is prepared and distributed in accordance with Sections 1125 and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018.

1.80.                        “Disputed Claim” means, any Claim or Equity Interest, as applicable, not otherwise Allowed or paid pursuant to this Plan or a Final Order of the Court (i) which has been or hereafter is listed on the Schedules as unliquidated, contingent, or disputed, and which has not been resolved by written agreement between the applicable claimant and the applicable Debtor(s) or a Final Order of the Court, (ii) proof of which was required to be filed by order of the Court but as to which a proof of Claim or Equity Interest was not timely or properly filed, (iii) proof of which was timely and properly filed and which has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, (iv) which Claim or Equity Interest is identified by the Debtors as being subject to Section 502(d) of the Bankruptcy Code, or (v) as to which the Debtors or the Reorganized Entities, as the case may be, have interposed a timely objection or request for estimation in accordance with this Plan, the Bankruptcy Code, the Bankruptcy Rules and any orders of the Court, or is otherwise disputed by the Debtors or the Reorganized Entities, as the case may be, in accordance with applicable law, which objection, request for estimation, or dispute has not been withdrawn or determined by a Final Order; provided, however, that for purposes of determining whether a particular Claim is a Disputed Claim prior to the expiration of any period of limitation fixed for the interposition by the Debtors of objections to the allowance of Claims, any Claim that is not identified by the Debtors as an Allowed Claim shall be deemed a Disputed Claim.

1.81.                        “Disputed Class . . . Claim” means a Disputed Claim in the particular Class described.

1.82.                        “Distribution Date” means any date on which distributions are made to holders of Allowed Claims, as provided in this Plan.

1.83.                        “Distribution Record Date” means the record date for purposes of making distributions under this Plan to holders of Allowed Claims, which date shall be the Effective Date.

1.84.                        “Edwards & Kelcey” means Edwards & Kelcey, Inc., a New Jersey corporation, and its successors, assigns and transferees.

1.85.                        “Edwards & Kelcey Claims” means all Claims arising under or otherwise relating to (i) that certain financing agreement entered into among certain of the Debtors and Edwards & Kelcey dated October 1, 2001, pursuant to which, inter alia, certain of the Debtors issued to Edwards & Kelcey of a 6.5% Non-Negotiable Secured Promissory Note due October 1, 2003, in the aggregate principal amount of $2,828,477 (the “Edwards & Kelcey Notes”), (ii) the Edwards & Kelcey Notes, (iii) the Junior Intercreditor Agreement, and (iv) the Junior Security Agreement.

1.86.                        “Effective Conditions Precedent” has the meaning ascribed to such term in Article XI of this Plan.

1.87.                        “Effective Date” means the date which is 5 (five) Business Days after the Debtor has provided notice to the Committee, the Kluge Trust, Fiber and the Court that each of the Effective Conditions Precedent has been satisfied or waived in the manner provided for in Article XI.C. of this Plan.

1.88.                        “Employment Agreements” means the employment agreements, if any, to be entered into between Reorganized MFN or the Reorganized Subsidiaries on the one hand, and certain of their respective employees on the other hand, pursuant to Article IX.E of this Plan.

1.89.                        “Employment Claims” means Claims of any present or former employee of one or more of the Debtors, arising in connection with the employment of such Person by one or more of the Debtors, or the terms and conditions of such employment, whether pursuant to contract or otherwise, including: (i) any claim under the Civil Rights Act of 1964, as amended; (ii) any other claim of discrimination or retaliation in employment (whether based on federal, state or local law, statutory or decisional); (iii) any claim of discrimination or breach of fiduciary duty under the Employee Retirement Income Security Act of 1974, as amended (except claims for accrued vested benefits under any employee benefit plan of a Debtor in accordance with the terms of such plan and applicable law); (iv) any claim arising under the Federal Age Discrimination in Employment Act of 1997, as amended, and the applicable rules and regulations thereunder; and (v) any claim for attorney’s fees, costs, disbursements and/or the like with respect to any of the foregoing.

1.90.                        “Equity Interest” means (i) any interest in equity securities of the Debtors, whether or not transferable, and (ii) any option, warrant or right, contractual or otherwise, to acquire or receive any such interest, in each case other than any of the foregoing held by any Debtor in any other Debtor which is a Subsidiary.

1.91.                        “Estates” means the estates of the Debtors in the Chapter 11 Cases created pursuant to Section 541 of the Bankruptcy Code.

1.92.                        “Estimation Order” means an order or orders of the Bankruptcy Court estimating for voting and/or distribution purposes (under section 502(c) of the Bankruptcy Code) the aggregate Face Amount of Disputed Claims or one or more Disputed Claims in a Class.  The defined term Estimation Order includes the Confirmation Order if the Confirmation Order grants the same relief that would have been granted in a separate Estimation Order.

1.93.                        “Executory Contract” means a contract to which one or more of the Debtors is a party which is subject to assumption or rejection under Section 365 of the Bankruptcy Code.

1.94.                        “Exelon” means Exelon Infrastructure Services, Inc., a Pennsylvania corporation, and its successors, assigns and transferees.

1.95.                        “Exelon Claims” means all Claims arising under or relating to (i) that certain financing agreement entered into by and among certain of the Debtors and Exelon, dated September 13, 2001, pursuant to which, inter alia, certain of the Debtors issued to Exelon $5,653,089 aggregate principal amount of Promissory Notes in the aggregate principal amount of $5,693,089 (the “Exelon Notes”), (ii) the Exelon Notes, (iii) the Junior Intercreditor Agreement, and (iv) the Junior Security Agreement.

1.96.                        “Excess Rights Shares” means those shares of New Common Stock not purchased by the Rights Offerees (including Fiber and the Kluge Trust under paragraphs 1 and 2 of Article V.E. of this Plan) in the Rights Offering, to be purchased by the Kluge Trust pursuant to the Kluge Rights Offering Obligation and Fiber pursuant to the Fiber Rights Offering Obligation.

1.97.                        “Face Amount” means (i) when used in reference to a Disputed Claim, the full stated amount claimed by the holder of such Claim in any proof of Claim timely filed with the Court or otherwise deemed timely filed by any Final Order of the Court or applicable bankruptcy law, (ii) when used in reference to an unliquidated Claim, the amount of the Claim as estimated by the Court pursuant to Section 502(c) of the Bankruptcy Code, and (iii) when used in reference to an Allowed Claim, the Allowed amount of such Claim.

1.98.                        “Fiber” means Fiber, LLC, a Washington limited liability company.  Fiber is, and will be upon completion of the rights offering, controlled by Craig O. McCaw through his private investment company, COM Holdings, LLC.

1.99.                        “Fiber Rights Offering Obligation” means the obligation of Fiber to (i) purchase Excess Rights Shares in accordance with Article V.E of this Plan and (ii) pay the corresponding aggregate per share purchase price therefor.

1.100.                  “Final Distribution Date” means the final date on which holders of Allowed Claims shall be entitled to receive distributions under this Plan.  The Final Distribution Date shall mean: (i) with respect to Allowed Claims in Class 1, the Initial Distribution Date, except with respect to the distribution of Rights Shares to the holder of the Allowed Class 1(b) Claim, in which case the Final Distribution Date shall be the Interim Distribution Date on which such Rights Shares are actually distributed to the holder of the Allowed Class 1(b) Claim; and (ii) with respect to Allowed Claims in Classes 2, 3, 4, 5, 6, 7 and 8 the latest date upon which (x) all Claims in such in such Classes have been Allowed or disallowed, and (y) the date upon which there shall be no additional securities or Cash (including Redistribution Shares, undistributed securities and Cash, MFN Avoidance Proceeds, amounts in reserve and amounts distributable under the Litigation Trust) to distribute to the holders of Claims in such Class (except as provided for in Article X.D hereof).

1.101.                  “Final Order” means an order or judgment of the Court, or other court of competent jurisdiction, the operation or effect of which has not been stayed or reversed, and as to which order or judgment the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

1.102.                  “Five Year Warrants” means warrants exercisable for a period of five (5) years from the Effective Date for an aggregate of 709,459 shares of New Common Stock, with an exercise price of $20 per share.

1.103.                  “General Secured Claims” means all Secured Claims other than Senior Secured Lender Claims, Ad Valorem Secured Tax Claims and Schedule 1 Other Secured Claims.

1.104.                  “Heathorn” means N.V. Heathorn, Inc., and its successors, assigns and transferees.

1.105.                  “Heathorn Claims” means all Claims arising under or relating to that certain financing agreement entered into among certain of the Debtors and Heathorn, dated October 1, 2001, pursuant to which, inter alia, certain of the Debtors issued to Heathorn Promissory Notes in the aggregate principal amount of $337,975, due April 1, 2003 (the “Heathorn Notes”).

1.106.                  “Impaired” means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code and will not be receiving payment in full of its Claim or Equity Interest pursuant to this Plan.

1.107.                  “Incentive Stock Options” means the options which may be issued by Reorganized MFN to the Incentive Stock Option and Stock Unit Grant Plan Participants to purchase shares of New Common Stock.

1.108.                  “Incentive Stock Option and Stock Unit Grant Plan” means the plan pursuant to which the Incentive Stock Options and Stock Units may be issued to participants therein, which Reorganized MFN is authorized to adopt pursuant to Article IX.F hereof, which plan shall be included in the Plan Supplement.

1.109.                  “Incentive Stock Option Plan and Stock Unit Grant Participants” means the management and other employees of the Reorganized Entities who are eligible to participate in the Incentive Stock Option and Stock Unit Grant Plan.

1.110.                  “Indentures” means the Senior Indentures and the Subordinated Indentures.

1.111.                  “Indenture Trustees” means the Senior Indenture Trustees and the Subordinated Indenture Trustee.

1.112.                  “Initial Distribution Date” means the first Business Day 20 days after the Effective Date, or such longer period as may be reasonably necessary in the discretion of the Reorganized Entities after consultation with the Committee (if any shall then exist), to make initial distributions under this Plan to holders of Allowed Administrative Claims, Allowed Professional Fee Claims, Allowed Senior Indenture Trustee Fee Claims, Allowed Priority Tax Claims and Allowed Claims to the extent applicable.

1.113.                  “Intercompany Claim” means any Claim by a Debtor against another Debtor.

1.114.                  “Interim Distribution Date” means any date after the Initial Distribution Date on which Reorganized MFN determines, after consultation with the Committee (if any shall then exist), that an interim distribution should be made to holders of Allowed Claims in light of resolutions of Disputed Claims.

1.115.                  “Joinder Agreement” means that certain agreement dated October 1, 2001, between the New Vendors (as defined therein), MFN, the Subsidiary Obligors (as defined in the Junior Security Agreement), the Existing Vendors (as defined therein), Citicorp and Cupertino Electric, Inc.

1.116.                  “Junior Intercreditor Agreement” means that certain agreement dated October 1, 2001, between MFN, the Subsidiary Obligors (as defined in the Junior Security Agreement), the Vendors (as defined therein), Citicorp and First Union National Bank.

1.117.                  “Junior Security Agreement” means that certain agreement dated October 1, 2001, between the Subsidiary Obligors (as defined therein) and First Union National Bank.

1.118.                  “KERP Plan” shall have the meaning ascribed to such term in Article XIV of this Plan.

1.119.                  “Kluge” means John W. Kluge.

1.120.                  “Kluge Cancellation” has the meaning ascribed to such term in Article IV of this Plan.

1.121.                  “Kluge Comprehensive Release” has the meaning ascribed to such term in Article XIV.H.

1.122.                  “Kluge Consideration” means collectively (i) the Kluge Equitization, (ii) the Kluge Rights Offering Obligation (iii) the Kluge Cancellation and (iv) the execution and delivery of the Standstill Agreement by the Kluge Trust and the other parties to such agreement.

1.123.                  “Kluge Equitization” has the meaning ascribed to such term in Article IV of this Plan.

1.124.                  “Kluge Insiders” means and includes (i) any “insider” (as that term is defined in section 101 of the Bankruptcy Code as though both Kluge and Metromedia Company were the “Debtors” referred to in such definition) of Kluge or Metromedia Company other than the Debtors and any of their non-debtor subsidiaries and (ii) Metromedia Company, Kluge, Stuart Subotnick, Silvia Kessel and David Persing.

1.125.                  “Kluge Rights Offering Obligation” has the meaning ascribed to such term in Article IV.

1.126.                  “Kluge Trust” means the trust established pursuant to that certain Trust Agreement, dated May 30, 1984, as amended and restated, between Kluge, as Grantor, and Stuart Subotnick, Kluge and Chase Manhattan Bank, as Trustees, and any successors, assigns and transferees thereof.

1.127.                  “Kluge Trust Secured Claims” means all Claims held by the Kluge Trust, as holder, arising under the Citicorp Note.

1.128.                  “Lehman” means Lehman Commercial Paper Inc., and its successors, assigns and transferees.

1.129.                  “Lehman Claims” means all Claims arising under or relating to (i) that certain financing agreement, entered into among certain of the Debtors and Cupertino Electric Inc. and certain third parties, dated October 1, 2001, pursuant to which, inter alia, certain of the Debtors issued to Cupertino and certain third parties, 6.5% Term Notes due April 1, 2003, in the aggregate principal amount of $9,755,742, which notes were assigned to Lehman on December 21, 2001

(the “Lehman Notes”), (ii) the Lehman Notes, (iii) the Joinder Agreement, (iv) the Junior Intercreditor Agreement and (v) the Junior Security Agreement.

1.130.                  “Lexent” means Lexent, Inc., a Delaware corporation, and its successors, assigns and transferees.

1.131.                  “Lexent Claims” means all Claims arising under or relating to (i) that certain financing agreement, entered into among certain of the Debtors and Lexent, dated October 1, 2001, pursuant to which, inter alia, certain of the Debtors issued to Lexent Promissory Notes due October 1, 2003 (the “Lexent Notes”), (ii) the Lexent Notes, (iii) the Junior Intercreditor Agreement and (iv) the Junior Security Agreement.

1.132.                  “LIBOR” has the meaning ascribed to such term in the New Senior Secured Note.

1.133.                  “Lien” means a lien, security interest, mortgage, deed of trust, or other charge or encumbrance on or in any real or personal property to secure payment of a debt or performance of an obligation.

1.134.                  “Litigation Trust” has the meaning ascribed to such term in Article XIV.S. of this Plan.

1.135.                  “Lucent” means Lucent Technologies, Inc., a Delaware corporation, and its successors, assigns and transferees.

1.136.                  “Lucent Claims” means all Claims arising under or relating to (i) that certain financing agreement, entered into among certain of the Debtors and Lucent, dated October 1, 2001, pursuant to which, inter alia, certain of the Debtors issued to Lucent 8.5% Term Notes due October 1, 2003, in the aggregate principal amount of $36,067,378.10 (the “Lucent Notes”), (ii) the Lucent Notes, (iii) the Junior Intercreditor Agreement and (iv) the Junior Security Agreement.

1.137.                  “Merged Subsidiaries” means Metromedia Fiber Network of Illinois, Inc., Metromedia Fiber Network of New Jersey, Inc., AboveNet Communications, Inc., SiteSmith, Inc., MFN Fiber, Inc., MFN Japan Backhaul, Inc. and MFN Government Services, Inc.

1.138.                  “Merrill Lynch Parties” means Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Equity/Convertible Series Global Allocation Portfolio, Merrill Lynch Variable Series Funds, Inc. (Merrill Lynch Global Allocation Focus Fund) and the Merrill Lynch Series Fund, Inc. (Global Allocation Strategy Portfolio).

1.139.                  “Metromedia Company” means Metromedia Company, a Delaware general partnership.

1.140.                  “MFN” means Metromedia Fiber Network, Inc., a Debtor in the Chapter 11 Cases and the entity which is the direct or indirect parent company of the Subsidiaries.

1.141.                  “MFN Avoidance Proceeds” means the lesser of (i) $7.5 million and (ii) fifteen percent (15%) of the Net Avoidance Proceeds, if any.

1.142.                  “MFN Other Unsecured Claims” means any Claim against MFN that is not a Senior Secured Lender Claim, MFN Senior Unsecured Noteholder Claim, Schedule 1 Other Secured Claim, Ad Valorem Secured Tax Claim, Administrative Claim, Professional Fees Claim, Priority Tax Claim, Other Priority Claim, Convenience Claim or General Secured Claim or those Unsecured Noteholder Claims to be cancelled pursuant to the Kluge Cancellation.  MFN Other Unsecured Claims include all Deficiency Claims, trade claims and rejection claims arising under a contract under which MFN is the Primary Obligor.

1.143.                  “MFNS” means Metromedia Fiber Network Services, Inc., a Debtor in the Chapter 11 Cases and a wholly-owned subsidiary of MFN.

1.144.                  “MFN Senior Unsecured Noteholder Claims” means Unsecured Noteholder Claims against MFN other than any Claims arising under the Subordinated Indentures.

1.145.                  “MFN Subordinated Claims” means all Claims arising under or relating to the Subordinated Indentures.

1.146.                  “Net Avoidance Proceeds” means all amounts net of costs, including reasonable counsel fees and expenses, recovered by the Debtors or the Reorganized Entities through the litigation or settlement of avoidance claims and Causes of Action including those arising under Chapter 5 of the Bankruptcy Code (“Avoidance Proceedings”).

1.147.                  “Net Equity Value” means the Reorganization Value, less the Senior Secured Lender Claims, Ad Valorem Secured Tax Claims, Professional Fee Claims, Priority Tax Claims, Cure costs, Allowed Other Secured Claims, Other Priority Claims, General Secured Claims, capital leases and the Administrative Claims.

1.148.                  “New Common Stock” means the common stock of Reorganized MFN, $.0l par value per share, authorized under Reorganized MFN’s Amended and Restated Certificate of Incorporation.

1.149.                  “New Senior Secured Note” means the seven year senior secured promissory note issued by Reorganized MFN to the holders of the Class 1(a) Claims in the original principal amount of approximately $78 million, bearing interest at the variable interest rate of LIBOR plus 4.5% per annum, as calculated in accordance with the terms of the New Senior Secured Note, which New Senior Secured Note, along with the security agreement securing the obligations under the New Senior Secured Note, is attached to the Disclosure Statement as Exhibit K.

1.150.                  “Nontransferable Rights” means the rights to be issued to the Rights Offerees, the Kluge Trust and Fiber to purchase the Rights Shares in the Rights Offering.

1.151.                  “Nontransferable Rights Expiration Date” means the date which is the 30th day after the Effective Date.

1.152.                  “Nortel” means Nortel Networks, Inc. and its successors, assigns and transferees.

1.153.                  “Nortel Claims” means all Claims arising under or relating to (i) that certain financing agreement, entered into among certain of the Debtors and Nortel, dated September 6, 2001, pursuant to which, inter alia, certain of the Debtors issued to Nortel 14% Term Notes due 2007, in the aggregate principal amount of $231,036,842 (the “Nortel Notes”), (ii) the Nortel Notes, (iii) the Amendment to the Note Agreement dated September 28, 2001, and (iv) the Security Agreement dated September 28, 2001.

1.154.                  “Noteholder Claims” the Secured Noteholder Claims and the Unsecured Noteholder Claims.

1.155.                  “Noteholders” means the holders of the Notes and their successors, assigns and transferees.

1.156.                  “Notes” means the Secured Notes and the Unsecured Notes.

1.157.                  “Old Equity Securities” means, collectively, the Old Preferred Stock, the Old Common Stock and any and all options, rights and warrants to acquire, convert into or purchase the foregoing and any related rights (including stock appreciation rights).

1.158.                  “Old Common Stock” means, collectively, the Class A common stock of MFN, par value $0.01 per share, and the Class B common stock of MFN, par value $0.01 per share, authorized as of the Petition Date, including any and all options, rights and warrants to convert into or purchase any reserved shares of the foregoing.

1.159.                  “Old Preferred Stock” means the preferred stock of MFN authorized as of the Petition Date, including any and all options, rights and warrants to convert or purchase any reserved shares of the foregoing.

1.160.                  “Other Priority Claim” means a Claim entitled to priority pursuant to Section 507(a) of the Bankruptcy Code, other than an Administrative Claim, Professional Fee Claim or Priority Tax Claim.

1.161.                  “Pension Plan” means the MFN 401(k) Plan, a tax qualified defined benefit pension Plan covered by Title IV of the Employee Retirement Income Security Act, as amended, 29 U.S.C. §§ 1302 et seq. (1994 & Supp. III 1997).

1.162.                  “Person” means any individual, corporation, partnership, association, limited liability company, indenture trustee, organization, joint stock company, joint venture, estate, trust, governmental unit or any subdivision thereof, official or unofficial committee, and any other entity.

1.163.                  “Petition Date” means May 20, 2002, the date on which the Debtors filed their voluntary Chapter 11 petitions, commencing the Chapter 11 Cases.

1.164.                  “Plan” means this Second Amended Plan of Reorganization of the Debtors and all schedules and exhibits annexed hereto or referenced herein, as the same may be amended, modified, or supplemented from time to time, including the Plan Supplement.

1.165.                  “Plan Assumption Motion” means that certain motion filed by the Debtors not less than 13 days prior to the Confirmation Hearing setting forth the procedures for the Debtors’ assumption of Executory Contracts and Unexpired Leases in connection with this Plan.

1.166.                  “Plan Supplement” means the compilation of documents and forms of documents specified in this Plan which will be filed with the Court on or before the date that is seven (7) calendar days prior to the Confirmation Hearing.

1.167.                  “Presumed Amount” means (i) with respect to Class 6(a), $0, (ii) with respect to Class 6(b), $5 million, (iii) with respect to Class 6(c), $0, and (iv) with respect to Class 7, $25 million.

1.168.                  “Primary Obligor” means with respect to any Claim, the individual Debtor whose debt, default or miscarriage has caused the creation of such Claim, other than any debt, default or miscarriage of an obligation to answer for the debt, default or miscarriage of another Debtor.  For the purposes of clarification, in the event that two or more Debtors shall be called to answer for a single Claim, any Debtor that is the guarantor of such Claim shall not be a Primary Obligor.  To the extent that two or more Debtors are co-obligors of a Claim, the holder of such Claim may select any such Debtor co-obligor to be the “Primary Obligor” for purposes of this Plan.  It shall be the language of any instrument which is determinative of whether the relationship created by and between any two or more Debtors is that of co-obligors or that of obligor and guarantor.

1.169.                  “Priority Tax Claim” means a Claim that is entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

1.170.                  “Professional” means any professional employed in the Chapter 11 Cases pursuant to Sections 327, 328 or 1103 of the Bankruptcy Code.

1.171.                  “Professional Fee Claim” means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Confirmation Date.

1.172.                  “Pro Rata” means, at any time, the proportion that the Face Amount of a Claim or Equity Interest in a particular Class bears to the aggregate Face Amount of all Claims or Equity Interests (including Disputed Claims) in such Class.

1.173.                  “Record Date” means the date provided in the Confirmation Order for determining which holders of Claims and Interests are entitled to Distributions under this Plan.

1.174.                  “Registration Participants” shall have the meaning ascribed to such term in Article XIV.U.

1.175.                  “Reinstated” or “Reinstatement” means, notwithstanding any contractual provision or applicable law that entitles the holder of a Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (i) curing any default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, (ii) reinstating the maturity of such Claim as such maturity existed before such default, (iii) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the holder of such Claim.

1.176.                  “Rejection Claim” means a Claim arising from the rejection of an Executory Contract or Unexpired Lease by the Debtors.

1.177.                  “Related Parties” means, (i) with respect to any Person, such Person’s officers, directors, managers, employees, accountants, financial advisors and attorneys (in each case, solely in their capacity as such) who held and/or continues to hold such office, position or status immediately before the Effective Date, and (ii) Kluge.

1.178.                  “Reorganized Entities” means, collectively, Reorganized MFN and the Reorganized Subsidiaries.

1.179.                  “Reorganized MFN” means, from and after the Effective Date, AboveNet, Inc.

1.180.                  “Reorganized Subsidiaries” means, from and after the Effective Date, AboveNet Communications, Inc., AboveNet of Utah, L.L.C., AboveNet of VA, L.L.C., AboveNet

International, Inc., MFN International, L.L.C., MFN Japan Backhaul, Inc. and MFN Europe Finance, Inc.

1.181.                  “Reorganization Value” means the value of the Debtors’ consolidated enterprise on the Effective Date, as set forth in the Disclosure Statement.

1.182.                  “Rights Offerees” has the meaning ascribed to such term in Article V.E. of this Plan.

1.183.                  “Rights Offering” means the offering of Nontransferable Rights to purchase Rights Shares pursuant to Article V.E of this Plan.

1.184.                  “Rights Offering Formula” has the meaning ascribed to such term in Article V.E of this Plan.

1.185.                  “Rights Offering Participant” has the meaning ascribed to such term in Article V.E of this Plan.

1.186.                  “Rights Shares” means 1,669,210 shares of New Common Stock to be offered to the Rights Offerees, the Kluge Trust and Fiber in accordance with Article V.E of this Plan.

1.187.                  “Schedule 1 Other Secured Claims” mean the Bechtel Claims, Lehman Claims, Edwards & Kelcey Claims, Exelon Claims, Lexent Claims, Lucent Claims, Heathorn Claims and Nortel Claims.

1.188.                  “Schedule 1 Redistribution Shares” means the aggregate number of shares of New Common Stock listed on Schedule 1 hereto for all holders of Schedule 1 Other Secured Claims voting to reject this Plan, if any.

1.189.                  “Schedules” means the schedules of assets and liabilities and the statements of financial affairs, filed with the Court by any of the Debtors, as such schedules or statements may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Court.

1.190.                  “Secured Claim” means a Claim, other than a Setoff Claim, that is (i) secured by a Lien upon property of an Estate, as provided for in a writing or by statute, to the extent of the value, as of the Effective Date or such later date as is established by the Court, of such Lien as determined by a Final Order of the Court (A) pursuant to Section 506 of the Bankruptcy Code, or (B) if applicable, Section 1129(b) of the Bankruptcy Code or (ii) as otherwise agreed upon in writing by the Debtors or Reorganized MFN and the holder of such Claim.

1.191.                  “Secured Noteholder Claims” means any and all Claims, including any and all Claims for repayment of the principal and accrued pre-petition interest on, arising under any of (i) the Citicorp Note, (ii) the Bechtel Notes, (iii) the Nortel Notes, (iv) the Lehman Notes, (v) the Lucent Notes, (vi) the Edwards & Kelcey Notes, (vii) the Heathorn Notes, (viii) the Lexent Notes, and (ix) the Exelon Notes (collectively, the “Secured Notes”).

1.192.                  “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, as now in effect or hereafter amended.

1.193.                  “Senior Indentures” means, collectively, the following:

(a)                                  the Indenture dated as of November 25, 1998, between MFN and the Bank of New York as successor to IBJ Schroder Bank & Trust Company, as trustee, as amended by the First Supplemental Indenture, dated September 26, 2001, as the same may be further amended, supplemented or otherwise modified from time to time;

(b)                                 the Indenture dated as of November 17, 1999, between MFN and the Bank of New York, as trustee, as amended by the First Supplemental Indenture, dated September 26, 2001, as the same may be further amended, supplemented or otherwise modified from time to time; and

(c)                                  the Indenture, dated as of October 1, 2001, by and between MFN and Wilmington Trust Company, as trustee.

1.194.                  “Senior Indenture Trustee Fee Claims” means all Claims asserted by the Senior Indenture Trustees based upon the reasonable compensation, fees, expenses, disbursements and indemnity claims incurred by the Senior Indenture Trustees before, on and after the Petition Date, including the reasonable fees, expenses and disbursements of agents and counsel retained by the Senior Indenture Trustees.

1.195.                  “Senior Indenture Trustees” means the Bank of New York and Wilmington Trust Company, in their capacities as trustees under the Senior Indentures.

1.196.                  “Senior Secured Lender Claims” means all Claims arising under the Citicorp Note.

1.197.                  “Services Agreement” shall have the meaning ascribed to such term in Article XIV of this Plan.

1.198.                  “Setoff Claim” means a Claim against any of the Debtors by a Creditor that has a valid right of setoff with respect to such Claim, which right is enforceable under Section 553 of the Bankruptcy Code as determined by a Final Order or as otherwise agreed to in writing by the Debtors, to the extent of the amount subject to such right of setoff.

1.199.                  “Seven Year Warrants” means the warrants exercisable for a period of seven (7) years from the Effective Date for an aggregate of 834,658 shares of New Common Stock, with an exercise price of $24 per share.

1.200.                  “Standstill Agreement” has the meaning ascribed to such term in Article XIV of this Plan.

1.201.                  “Stock Options” means any options to purchase shares of New Common Stock.

1.202.                  “Stock Units” means the shares of New Common Stock which may be issued by Reorganized MFN to participants in the Incentive Stock Option and Stock Unit Grant Plan pursuant to the provisions thereof.

1.203.                  “Subordinated Indenture Trustee” means U.S. Bank Trust National Association, in its capacity as trustee under the Subordinated Indentures.

1.204.                  “Subordinated Indentures” means the indentures for the 6.15% Series A Convertible Subordinated Notes due 2010, and the 6.15% Series B Convertible Notes due 2010.

1.205.                  “Subsidiaries” means the direct and indirect Subsidiaries of MFN that are Debtors in these Chapter 11 Cases.  For purposes of clarification, the Subsidiaries are the following Persons: Metromedia Fiber Network Services, Inc.; AboveNet Communications, Inc.; SiteSmith, Inc.; PAIX.net, Inc., n/k/a MFN Fiber, Inc., Metromedia Fiber Network of Illinois, Inc.; MFN Purchasing, Inc.; Metromedia Fiber Network of New Jersey, Inc.; MFN of Utah, L.L.C.; MFN of VA, L.L.C.; Metromedia Fiber National Network, Inc.; Metromedia Fiber Network International, Inc.; MFN International, L.L.C.; MFN Japan Backhaul, Inc.; and MFN Europe Finance, Inc.; as such entities may be renamed as provided for in this Plan.

1.206.                  “Subsidiary Unsecured Claims” means any Claim against any of the Subsidiaries that is not a Senior Secured Lender Claim, Schedule 1 Other Secured Claim Administrative Claim, Professional Fees Claim, Priority Tax Claim, Other Priority Claim, Convenience Claim or General Secured Claim.  Subsidiary Unsecured Claims shall include all trade claims, Deficiency Claims and rejection claims arising under a contract with respect to which any of the Subsidiaries is the Primary Obligor.

1.207.                  “Tax” means any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, licenses, property, environmental, or other tax, assessment, or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any federal, state or local taxing authority.

1.208.                  “Unexpired Lease” means any unexpired lease or agreement related to a Debtor’s interest in real property to which one or more of the Debtors is a party which is subject to assumption or rejection under Section 365 of the Bankruptcy Code.

1.209.                  “Unimpaired Claim” means a Claim that is not an Impaired Claim.

1.210.                  “Unsecured Claim” means any Claim that is not a Secured Claim.

1.211.                  “Unsecured Noteholder Claims” means any and all Claims, including any and all Claims for repayment of the principal and accrued pre-petition interest on, arising under any of (i) the Note Purchase Agreement entered into among MFN, the Kluge Trust, David Rockefeller and Stephen Garofalo pursuant to which MFN issued 8.5% Senior Convertible Notes in the aggregate principal amount of $180,000,000 (the “Senior Convertible Notes”), (ii) the 6.15% Series A Convertible Subordinated Notes due 2010 in the aggregate principal amount of $500,000,000 (the “6.15% Series A Convertible Subordinated Notes Due 2010”), (iii) the 6.15% Series B Convertible Subordinated Notes due 2010, in the aggregate principal amount of $475,281,000 (the “6.15% Series B Convertible Subordinated Notes Due 2010”), (iv) the 10% Series B Senior Notes due 2008, in aggregate principal amount of $633,810,000 (the “10% Series B Senior Notes Due 2008”), (v) the 10% Senior Notes due 2009, in aggregate principal amount of $691,000,000 (the “10% Senior Notes Due 2009”), (vi) the Verizon 8.5% Senior Convertible Notes due 2011, and (vii) the 10% Senior Euro Notes due 2009, in the aggregate principal amount of €229,000,000 (collectively, the “Unsecured Notes”).

1.212.                  “Upstream Guarantee Litigation” means that certain litigation, authorized by the order of the Court entered on May 14, 2003, to be commenced by the Committee against Citicorp and the Merrill Lynch Parties; and Kluge, Chase Manhattan Bank and Stuart Subotnick, Trustees Under a Trust Agreement Between Kluge, as Grantor and Kluge and Manufacturers Hanover Trust Company, as Trustees Dated May 30, 1984, as Amended and Restated alleging that guarantees provided by MFNS, AboveNet Communications, Inc., SiteSmith, Inc. and Paix.Net, Inc. in connection with the Citicorp Note, were fraudulent transfers under 11 U.S.C. §§ 544(b), 548, 550, 551, NYDCL §§ 270 et seq., and Section 9.09 of the Citicorp Note.

1.213.                  “ZCM” shall have the meaning ascribed to such term in Article XIV of this Plan.

C.                                    Rules of Interpretation

For purposes of this Plan, except as specifically provided herein, (i) any reference in this Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (ii) any reference in this Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified or supplemented, (iii) unless otherwise specified, all references in this Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to this Plan, (iv) the words “herein” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan, (v) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan, (vi) unless otherwise specified all references to days shall mean calendar days, not business days, (vii) whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine, (viii) the terms “include,” “includes,” “included” or “including” shall be deemed to be followed by the words “without limitation” and (ix) the rules of construction set forth in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.                                    Computation of Time

In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE II

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

A.                                    Introduction

All Claims and Equity Interests, except Administrative Claims, Professional Fee Claims, Senior Indenture Trustee Fee Claims and Priority Tax Claims, are placed in the Classes set forth below.  In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Fee Claims, Senior Indenture Trustee Fee Claims and Priority Tax Claims, as described below, have not been classified.

A Claim or Equity Interest is placed in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes.  A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

B.                                    Unclassified Claims

1.                                       Administrative Claims

2.                                       Professional Fee Claims

3.                                       Senior Indenture Trustee Fee Claims

4.                                       Priority Tax Claims

C.                                    Classified Claims and Equity Interests

Claims and Equity Interests, other than Administrative Claims, Professional Fee Claims, Senior Indenture Trustee Fee Claims and Priority Tax Claims, are classified for all purposes, including, where applicable, voting, confirmation and distribution pursuant to this Plan as follows:

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Class	Designation	Impairment	Entitled to Vote
Class 1	Senior Secured Lender Claims	Impaired	Yes

Class 1(a)	Citicorp and Merrill Lynch Parties Secured Claims	Impaired	Yes

Class 1(b)	Kluge Trust Secured Claims	Impaired	Yes

Class 2	Schedule 1 Other Secured Claims	Impaired	Yes

Class 3	Ad Valorem Secured Tax Claims	Impaired	Yes

Class 4	General Secured Claims	Impaired	Yes

Class 5	Other Priority Claims	Unimpaired	No (deemed to accept)

Class 6(a)	MFN Senior Unsecured Noteholder Claims	Impaired	Yes

Class 6(b)	MFN Other Unsecured Claims	Impaired	Yes

Class 6(c)	MFN Subordinated Claims	Impaired	No (deemed to reject)

Class 7	Subsidiary Unsecured Claims	Impaired	Yes

Class 8	Convenience Claims	Unimpaired	No (deemed to accept)

Class 9	Common Stock Equity Interests and Claims	Impaired	No (deemed to reject)

ARTICLE III

TREATMENT OF ADMINISTRATIVE CLAIMS,
PROFESSIONAL FEE CLAIMS, PRIORITY TAX CLAIMS
AND SENIOR INDENTURE TRUSTEE FEE CLAIMS

A.                                    Unclassified Claims

1.                                       Administrative Claims.  Except as otherwise provided for herein, and subject to the requirements of Article XIV.A hereof, each holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Administrative Claim (a) Cash equal to the unpaid portion of such Allowed Administrative Claim or (b) such other treatment as to which the Debtors and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.  On or before the Effective Date, the Debtors shall pay or have paid in Cash in full all Allowed Administrative Claims for fees payable pursuant to 28 U.S.C. §1930 and fees payable to the Court, which are due and payable on or before the Effective Date.  All fees payable pursuant to 28 U.S.C. §1930 after the Effective Date shall be paid by Reorganized MFN until the Chapter 11 Cases are closed pursuant to a final decree, dismissed or converted by entry of an order of the Court.  Until entry of such an order, Reorganized MFN and the other Reorganized Entities shall file with the Court and serve upon the Office of the United States Trustee for the Southern District of New York, a financial report for each quarter, or portion thereof.

2.                                       Professional Fee Claims.  All Persons that are awarded compensation or reimbursement of expenses by the Court in accordance with Section 330 or 331 of the Bankruptcy Code or entitled to the priorities established pursuant to Section 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code, shall be paid in full, in Cash, the amounts allowed by the Court (a) on or as soon as reasonably practicable following the later to occur of (i) the Effective Date and (ii) the date on which the Court order allowing such Claim becomes a Final Order, or (b) at such time and upon such other terms as may be mutually agreed upon between such holder of an Allowed Professional Fee Claim and Reorganized MFN.

3.                                       Senior Indenture Trustee Fee Claims.  Subject to review by the Debtor and the Committee for reasonableness, all Allowed Senior Indenture Trustee Fee Claims, shall be paid in Cash on or as soon as practicable after the Effective Date by Reorganized MFN as an Administrative Claim, without the need for application to, or approval of, any court; provided, however, that any dispute as to the reasonableness of such fees shall be determined by the Court.  To the extent that the Senior Indenture Trustees provide services related to distributions pursuant to this Plan, the Senior Indenture Trustees shall receive from Reorganized MFN, without Court approval, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services.  These payments will be made on terms agreed to between each of the Senior Indenture Trustees, respectively, and Reorganized MFN.

4.                                       Priority Tax Claims.  On the later of (a) the Effective Date or as soon as reasonably practicable thereafter, or (b) ten (10) Business Days after the date on which a Priority Tax Claim becomes an Allowed Claim, such Claim shall be paid in full, in Cash; provided, however, that each Debtor shall have the option, exercisable at any time prior to the Effective Date, to pay any Allowed Priority Tax Claim against it six (6) years from the date of assessment of such Allowed Priority Tax Claim, with interest payable annually in arrears at the Case Interest Rate (or at such other rate of interest as may be ordered by the Court prior to the Effective Date to provide each holder of an Allowed Priority Tax Claim with a deferred Cash payment having a value, as of the Effective Date, equal to the allowed amount of such Allowed Priority Tax Claim, or as agreed to by the holder of the Claim and the Debtors).  To the extent, if any, that an Allowed Priority Tax Claim also is secured by property of the Debtors as of the Effective Date, then the holder of such secured Allowed Priority Tax Claim shall retain its Lien against such property (and the proceeds thereof) until such secured Allowed Priority Tax Claim is paid in full in accordance with this Article III.A.

ARTICLE IV

TREATMENT OF CLAIMS AND EQUITY INTERESTS

Class 1 – Senior Secured Lender Claims

Class 1(a) Citicorp and Merrill Lynch Parties Secured Claim

1.                                       Composition.  Class 1(a) shall consist of the holders of the Citicorp Secured Claims other than the Kluge Trust.

2.                                       Impairment and Voting.  Class 1(a) is impaired by this Plan.  The holders of the Allowed Class 1(a) Claims are entitled to vote to accept or reject this Plan.

3.                                       Treatment.  Each of Citicorp and the Merrill Lynch Parties, who are the Citicorp Noteholders other than the Kluge Trust, shall retain those Liens existing immediately prior to the Effective Date, shall be deemed to have an Allowed Secured Claim and shall receive, in full and final satisfaction, settlement, release and discharge of, and in exchange for, its Allowed Secured Claim, the New Senior Secured Note.  The New Senior Secured Note shall be secured solely by the Collateral that currently secures the Class 1(a) Claims, shall accrue interest at the variable interest rate of LIBOR plus 4.5% per annum, as calculated in accordance with the terms of the New Secured Note.  Upon the payment in full of all amounts due thereunder, or other satisfaction, settlement or cancellation thereof, the New Senior Secured Note shall be returned to

Reorganized MFN, all obligations of Reorganized MFN under the New Senior Secured Note shall terminate and all retained Liens shall be extinguished.

4.                                       Distribution.  On the Initial Distribution Date, or as soon thereafter as practicable, Reorganized MFN shall issue the New Senior Secured Note to the holder of the Allowed Class 1(a) Claim.

Class 1(b) – Kluge Trust Secured Claims

1.                                       Composition.  Class 1(b) shall consist of the Kluge Trust with respect to the Citicorp Secured Claim held by it.

2.                                       Impairment and Voting.  Class 1(b) is impaired by this Plan.  The holder of the Allowed Class 1(b) Claim is entitled to vote to accept or reject this Plan.

3.                                       Treatment.  The Allowed Class 1(b) Claim shall be treated as follows:

(a)                                  On the Effective Date, Reorganized MFN shall issue 944,773 shares of New Common Stock to the Kluge Trust in exchange for (i) the Kluge Cancellation, and (ii) the reinvestment by the Kluge Trust, in Cash, of all amounts paid to the Kluge Trust by the Debtors during the Chapter 11 Cases, including all prior principal and interest payments, which amount equals approximately $12.1 million.  The foregoing transactions are referred to herein as the “Kluge Equitization.”

(b)                                 As an integral term of the overall settlement under Bankruptcy Rule 9019 provided for in Article V.L. hereof, Kluge, the Kluge Trust, Metromedia Company, and any Kluge Insider, for themselves and their successors, assigns and transferees shall have irrevocably agreed to the cancellation, effective on the Effective Date, of all of their Claims against all of the Debtors, including (i) the Unsecured Claim of approximately $150,000,000 against MFN pursuant to the terms of the 8.5% Senior Convertible Notes due 2011, which Senior Convertible Notes shall be cancelled and (ii) any Setoff Claims; provided, however, that notwithstanding the foregoing, (x) the Kluge Insiders and the Kluge Trust shall retain any Class 6(b) or Class 7 Claims for rights of indemnification, (y) subject to receipt by the Committee and the Debtors of a representation and warranty of each of Kluge and the Kluge Trust that the Kluge Trust and/or Kluge became a holder of a Class 6(a) Claim (other than a Class 6(a) Claim consisting of Senior Convertible Notes to be cancelled pursuant to the Kluge Cancellation) with an aggregate principal Face Amount of $50 million prior to the Petition Date, the Class 6(a) Claims held by the Kluge Trust up to and including an aggregate principal Face Amount of $50 million (other than Class 6(a) Claims (A) consisting of Senior Convertible Notes, which Senior Convertible Notes shall be cancelled, and (B) in excess of $50 million in aggregate principal Face Amount) shall receive identical treatment as Class 6(a) Claims held by holders other than the Kluge Trust, and (z) the Kluge Trust shall be entitled to have its Claims resolved in the manner provided for in this Plan (the foregoing cancellation being referred to as the “Kluge Cancellation”); and

(c)                                  On the Effective Date, the Kluge Trust shall be obligated to (i) purchase the Excess Rights Shares in accordance with Article V.E of this Plan, and (ii) pay the corresponding aggregate per share purchase price therefor (the “Kluge Rights Offering Obligation”).

4.                                       Distribution.  On the Initial Distribution Date, or as soon as reasonably practicable thereafter, Reorganized MFN shall issue to the holder of the Allowed Class 1(b) Claim, 944,773 shares of New Common Stock.

Class 2 – Schedule 1 Other Secured Claims

1.                                       Composition.  Class 2 shall consist of the holders of Schedule 1 Other Secured Claims.

2.                                       Impairment and Voting.  Class 2 is impaired by this Plan.  The holders of Allowed Class 2 Claims are entitled to vote to accept or reject this Plan.

3.                                       Treatment.  Holders of Allowed Schedule 1 Other Secured Claims shall have Class 2 Claims, and possibly Class 6(b) and Class 7 Claims as set forth below.

4.                                       Holders Voting to Accept.  Holders of Allowed Schedule 1 Other Secured Claims who vote to accept this Plan shall be treated as follows:

(a)                                  Each such holder’s Allowed Schedule 1 Other Secured Claim shall be treated partially as an Allowed Class 2 Claim and partially as an Allowed Class 7 Claim.  The Allowed Class 2 Claim portion shall be equal to 20% of such holder’s Schedule 1 Other Secured Claim and the Allowed Class 7 Claim portion shall be the balance thereof.

(b)                                 Each such holder of an Allowed Class 2 Claim shall receive, in full and final satisfaction of, settlement, release and discharge of, and in exchange for, such Allowed Class 2 Claim portion of their Schedule 1 Other Secured Claim: (i) the number of shares of New Common Stock listed on Schedule 1 hereto opposite such holder’s name and (ii) its Pro Rata share of the Class 2 Schedule 1 Redistribution Shares.  The aforesaid consideration shall be distributed by Reorganized MFN to such holders on the Initial Distribution Date, or as soon as reasonably practical thereafter.

5.                                       Holders Voting to Reject.  Each holder of a Schedule 1 Other Secured Claim who votes to reject this Plan shall have a Claim up to the value of the Collateral (as such value is determined by litigation, mediation or settlement) securing such Schedule 1 Other Secured Claim (the “Allowed Other Secured Claim”), and shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Other Secured Claim, one or a combination of the following: (A) in the sole discretion of the Debtors: (1) a return of some or all of the Collateral securing such Allowed Other Secured Claim, (2) the net proceeds of the sale of the

Collateral, or (3) commencing on the date on which the New Senior Secured Note is cancelled, satisfied or forgiven, deferred Cash payments over a period not to exceed five (5) years in an aggregate principal amount equal to the amount of such Allowed Other Secured Claim, plus interest from the Effective Date on the unpaid portion thereof, at the Case Interest Rate, or (B) such other treatment as to which the Debtors and such holder shall have agreed to in writing.  Holders of Schedule 1 Other Secured Claims voting to reject this Plan may also have Deficiency Claims.  In the event that the Primary Obligor with respect to such Schedule 1 Other Secured Claims is MFN, such Deficiency Claims shall be treated as Class 6(b) Claims, and in the event that the Primary Obligor with respect to such Schedule 1 Other Secured Claims is one or more of the Subsidiaries, such Deficiency Claims shall be treated as Class 7 Claims.

Each holder of an Allowed Other Secured Claim shall retain its existing Lien until payment in full of such Allowed Other Secured Claim, at which time such Lien shall be extinguished.  The Debtors reserve the right to pay any Allowed Other Secured Claim, or any remaining balance of any Allowed Other Secured Claim, in full or in part at any time, without premium or penalty, following the date on which the principal amount of, and all accrued unpaid interest under, the New Senior Secured Note has been paid in full, or the New Senior Secured Note has otherwise been satisfied or cancelled.

The shares of New Common Stock listed for in Schedule 1 for holders of Schedule 1 Other Secured Claims who reject this Plan shall be allocated as Schedule 1 Redistribution Shares as provided for herein.

6.                                       Holders Who Do Not Vote.  If a holder of an Allowed Class 2 Claim does not vote to either reject or accept this Plan they shall either be treated by the Debtors as though they had voted to accept this Plan for purposes of treatment and distribution or receive such other treatment as to which the Debtors and such holder shall have agreed to in writing.

Class 3 – Ad Valorem Secured Tax Claims

1.                                       Composition.  Class 3 shall consist of the holders of the Ad Valorem Secured Tax Claims.

2.                                       Impairment and Voting.  Class 3 is impaired by this Plan.  The holders of Allowed Class 3 Claims are entitled to vote to accept or reject this Plan.

3.                                       Treatment and Distributions.  Each holder of an Allowed Class 3 Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class 3 Claim, one of the following: (i) in the sole discretion of the Debtors, either (A) Cash equal to the unpaid portion of such Allowed Class 3 Claim, or (B) a Cash payment six (6) years after the date of assessment of such Allowed Class 3 Claim, in an amount equal to the amount of such Allowed Class 3 Claim, plus interest paid annually in arrears at the Case Interest Rate, or (ii) such other treatment as to which the Debtors and such holder shall have agreed in writing.  The Debtors may pay any Allowed Class 3 Claim, or any remaining balance of any Allowed Class 3 Claim, in full or in part, at any time  without premium or penalty.  Each holder of an Allowed Class 3 Claim shall retain its existing Lien until payment in full of such Allowed Class 3 Claim, at which time such Lien shall be extinguished.

4.                                       Deficiency of Collateral.  To the extent that the value of the Collateral securing an Allowed Class 3 Claim is less than the total amount of such Claim, the difference shall be treated as an Allowed Priority Tax Claim, but only to the extent that such Claim is entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

Class 4 – General Secured Claims

1.                                       Composition.  Class 4 shall consist of the holders of General Secured Claims.

2.                                       Impairment and Voting.  Class 4 is impaired by this Plan.  The holders of Claims in Class 4 are entitled to vote to accept or reject this Plan.

3.                                       Treatment.  Each holder of an Allowed Class 4 Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class 4 Claim, an amount equal to its Allowed Class 4 Claim consisting of one or a combination of the following, in the sole discretion of the Debtors: (i) a return of some or all of the Collateral securing such Allowed Class 4 Claim, (ii) Cash in an amount not to exceed the Allowed amount of such Claim, (iii) deferred Cash payments over a period not to exceed five (5) years after the Effective Date, plus interest on the unpaid portion thereof at the Case Interest Rate, (iv) the net proceeds of the sale of the Collateral or (v) such other treatment as to which the Debtors and such holder shall have agreed upon in writing.  The Debtors reserve the right to pay any Allowed Class 4 Claim, or any remaining balance of any Allowed Class 4 Claim, in full or in part at any time without premium or penalty.

4.                                       Liens.  Each holder of an Allowed Class 4 Claim shall, without further action, release those of its Liens existing immediately prior to the Effective Date, which Liens shall be extinguished as of the Effective Date, and the applicable Debtor(s) shall grant to such holder a new Lien, effective as of the Effective Date, covering the same Collateral which secured such Allowed Class 4 Claim under such Liens existing immediately prior to the Effective Date, and such holder shall be entitled to retain such new Lien until payment in full or other satisfaction of the Allowed Class 4 Claim, at which time such Lien shall be extinguished.  The Debtors may pay any Allowed Class 4 Claim, or any remaining balance of any Allowed Class 4 Claim, in full or in part at any time without premium or penalty.

5.                                       Deficiency of Collateral.  The amount distributed to the holder of an Allowed Class 4 Claim shall not exceed the value of the Collateral securing such Claim.  To the extent, if any, that the value of the Collateral securing an Allowed Class 4 Claim is less than the total amount of such Claim, the difference shall be treated as either (x) in the case of Claims with respect to which one or more of the Subsidiaries is the Primary Obligor, a Class 7 Claim, and (y) in the case of Claims with respect to which MFN is the Primary Obligor, a Class 6(b) Claim, and the holder of such Claim may be entitled to (i) vote to accept or reject this Plan as the holder of a Class 6(b) Claim or a Class 7 Claim, as the case may be, and (ii) receive the applicable distributions otherwise made to the holders of Allowed Class 6(b) Claims or Class 7 Claims, as the case may be.

Class 5 – Other Priority Claims

1.                                       Composition.  Class 5 shall consist of the holders of Other Priority Claims.

2.                                       Impairment and Voting.  Class 5 is unimpaired by this Plan.  The holders of Class 5 Claims are conclusively presumed to have accepted this Plan and are therefore not entitled to vote to accept or reject this Plan.

3.                                       Treatment and Distributions.  Reorganized MFN shall pay to each holder of an Allowed Class 5 Claim an amount in Cash equal to its Allowed Other Priority Claim on the latest of (i) the Initial Distribution Date, (ii) the Interim Distribution Date immediately following the date on which such Claim becomes an Allowed Other Priority Claim, or (iii) a date agreed upon by Reorganized MFN and the holder of such Allowed Other Priority Claim, or as soon thereafter as is practicable.

Class 6 – General Unsecured Claims

Class 6(a) – MFN Senior Unsecured Noteholder Claims

1.                                       Composition.  Class 6(a) shall consist of the holders of MFN Senior Unsecured Noteholder Claims other than those Claims being cancelled pursuant to the Kluge Cancellation.

2.                                       Impairment and Voting.  Class 6(a) is impaired by this Plan.  The holders of Allowed Class 6(a) Claims are entitled to vote to accept or reject this Plan.

3.                                       Treatment.  The holders of Allowed Class 6(a) Claims shall receive, in full and final satisfaction, settlement, release and discharge of, and in exchange for, the Allowed Class 6(a) Claims (i) the Aggregate Class 6(a) Shares, (ii) the Class 6(a) Five Year Warrants, (iii) the Class 6(a) Seven Year Warrants, (iv) the Class 6(a) MFN Avoidance Proceeds, and (v) the Class 6(a) Schedule 1 Redistribution Shares (if any) (collectively, the “Class 6(a) Distribution”).

4.                                       Distributions.

(a)                                  Initial Distributions. On the Initial Distribution Date, or as soon as reasonably practicable thereafter, Reorganized MFN shall issue to each holder of an Allowed Class 6(a) Claim, 90% of such holder’s pro rata share of the Class 6(a) Distribution.  An

Allowed Class 6(a) Claim holder’s  pro rata share of the Class 6(a) Distribution shall, in each case, be calculated by dividing (A) the aggregate amount of the Allowed Class 6(a) Claims held by such holder (including the aggregate amount of any Claims previously constituting Class 6(c) Claims allocated to such holder pursuant to this Article IV) by (B) the aggregate amount of the Allowed Class 6(a) Claims held by all such holders (including the aggregate amount of Allowed  Claims previously constituting Class 6(c) Claims allocated to the holders of Class 6(a) Claims pursuant to this Article IV), and multiplying the resulting fraction by each of (V) the Aggregate Class 6(a) Shares, (W) the aggregate Class 6(a) Five Year Warrants, (X) the aggregate Class 6(a) Seven Year Warrants, (Y) the aggregate Class 6(a) MFN Avoidance Proceeds, and (Z) the aggregate Class 6(a) Schedule 1 Redistribution Shares, as applicable.  The distribution calculation formulas described herein shall hereinafter be referred to collectively as the “Class 6(a) Distribution Formula.”

(b)                                 Interim and Final Distributions.  If and to the extent a holder of a Disputed Class 6(a) Claim resolves its Claim (and therefore becomes a holder of an Allowed Class 6(a) Claim) after the Initial Distribution Date, Reorganized MFN shall issue to such holder, on the Interim Distribution Date immediately following the date on which such Claim becomes an Allowed Class 6(a) Claim or the Final Distribution Date, as applicable, such holder’s share (as calculated pursuant to the Class 6(a) Distribution Formula) of the Class 6(a) Distribution.  To the extent that (i) the resolution of Disputed Class 6(a) Claims, (ii) the resolution of Avoidance Proceedings or (iii) the fixing of previously contingent or unliquidated Claims would result in additional distributions to the holders of previously Allowed Class 6(a) Claims, Reorganized MFN shall make additional distribution(s) pursuant to the Class 6(a) Distribution Formula to such holders on the Interim Distribution Dates (if Reorganized MFN deems appropriate in its discretion) and in any event on the Final Distribution Date; provided, however, that (Y) each such subsequent distribution to the holder of an Allowed Class 6(a) Claim shall be net of all amounts previously distributed to such holder with respect to such Claim and (Z) for the calculation of the Class 6(a) Distribution Formula for the distribution on the Final Distribution Date, 90% shall be replaced by 100%.

5.                                       Election Right.  Any holder of an Allowed Class 6(a) Claim in excess of $750 may elect to have its Claim treated as a Class 8 Convenience Claim.  In the event a holder so elects, such holder shall receive $750 in full and complete satisfaction of such an Allowed Class 6(a) Claim.  The election shall be made by the holder of an Allowed Class 6(a) Claim upon execution of such holder’s Ballot.

Class 6(b) – MFN Other Unsecured Claims

1.                                       Composition.  Class 6(b) shall consist of the holders of MFN Other Unsecured Claims other than those Claims being cancelled pursuant to the Kluge Cancellation.

2.                                       Impairment and Voting.  Class 6(b) is impaired by this Plan.  The holders of Allowed Class 6(b) Claims are entitled to vote to accept or reject this Plan.

3.                                       Treatment.  The holders of Allowed Class 6(b) Claims shall receive, in full and final satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class 6(b) Claims, the (i) the Aggregate Class 6(b) Shares, (ii) the Class 6(b) Five Year Warrants, (iii) the Class 6(b) Seven Year Warrants, (iv) the Class 6(b) MFN Avoidance Proceeds, and (v) the Class 6(b) Schedule 1 Redistribution Shares, if any (collectively, the “Class 6(b) Distribution”).

4.                                       Distributions.

(a)                                  Initial Distributions. On the Initial Distribution Date, or as soon as reasonably practicable thereafter, Reorganized MFN shall issue to each holder of an Allowed Class 6(b) Claim, 90% of such holder’s pro rata share of the Class 6(b) Distribution.  An Allowed Class 6(b) Claim holder’s  pro rata share of the Class 6(b) Distribution shall, in each case, be calculated by dividing (A) the aggregate amount of the Allowed Class 6(b) Claims held by such holder by (B) the aggregate amount of the Allowed Class 6(b) Claims held by all such holders, and multiplying the resulting fraction by each of (V) the Aggregate Class 6(b) Shares, (W) the aggregate Class 6(b) Five Year Warrants, (X) the aggregate Class 6(b) Seven Year Warrants, (Y) the aggregate Class 6(b) MFN Avoidance Proceeds, and (Z) the Class 6(b) Schedule 1 Redistribution Shares, as applicable.  The distribution calculation formulas described herein shall hereinafter be referred to collectively as the “Class 6(b) Distribution Formula.”

(b)                                 Interim and Final Distributions.  If and to the extent a holder of a Disputed Class 6(b) Claim resolves its Claim (and therefore becomes a holder of an Allowed Class 6(b) Claim) after the Initial Distribution Date, Reorganized MFN shall issue to such holder, on the Interim Distribution Date immediately following the date on which such Claim becomes an Allowed Class 6(b) Claim or the Final Distribution Date, as applicable, such holder’s share (as calculated pursuant to the Class 6(b) Distribution Formula) of the Class 6(b) Distribution.  To the extent that (i) the resolution of Disputed Class 6(b) Claims, (ii) the resolution of Avoidance Proceedings or (iii) the fixing of previously contingent of unliquidated Claims would result in additional distributions to the holders of previously Allowed Class 6(b) Claims, Reorganized MFN shall make additional distribution(s) pursuant to the Class 6(b) Distribution Formula to such holders on the Interim Distribution Dates (if Reorganized MFN deems appropriate in its discretion) and in any event on the Final Distribution Date, provided, however, that (Y) each such subsequent distribution to the holder of an Allowed Class 6(b) Claim shall be net of all amounts previously distributed to such holder with respect to such Claim and (Z) for the calculation of the Class 6(b) Distribution Formula for the distribution on the Final Distribution Date, 90% shall be replaced by 100%.

5.                                       Election Right.  Any holder of an Allowed Class 6(b) Claim in excess of $750 may elect to have its Claim treated as a Class 8 Convenience Claim.  In the event a holder so elects, such holder shall receive $750 in full and complete satisfaction of such an Allowed Class 6(b) Claim.  The election shall be made by the holder of an Allowed Class 6(b) Claim upon execution of such holder’s Ballot.

Class 6(c) - MFN Subordinated Claims

1.                                       Composition.  Class 6(c) shall consist of the holders of Claims against MFN arising under the Subordinated Indentures.

2.                                       Impairment and Voting.  Class 6(c) is impaired by this Plan.  The holders of Allowed Class 6(c) Claims are deemed to reject this Plan, and accordingly, are not entitled to vote to accept or reject this Plan.

3.                                       Treatment and Distributions.  Pursuant to Section 510(b) and (c) of the Bankruptcy Code, all contractual subordination provisions in the Indentures or other agreements shall be enforced for the purposes of all distributions under this Plan.  To the extent any such provisions are valid and enforceable under applicable non-bankruptcy law, distributions will be reallocated and distributed directly to those Creditors having the benefit of such subordination in accordance with the terms of such subordination agreements.  Accordingly, all distributions that would otherwise have been made to the holders of Allowed Class 6(c) Claims shall instead be re-allocated and issued Pro Rata to the holders of Allowed Class 6(a) Claims.

Class 7 –Subsidiary Unsecured Claims

1.                                       Composition.  Class 7 shall consist of the holders of Subsidiary Unsecured Claims.

2.                                       Impairment and Voting.  Class 7 is impaired by this Plan.  Holders of Allowed Class 7 Claims are entitled to vote to accept or reject this Plan.

3.                                       Treatment.  Holders of Allowed Class 7 Claims shall receive, in full and final satisfaction, settlement, release and discharge of, and in exchange for, the Allowed Class 7 Claims, (i) the Aggregate Class 7 Shares, and (ii) the Class 7 Schedule 1 Redistribution Shares (together, the “Class 7 Distribution”).

4.                                       Distributions.

(a)                                  Initial Distributions. On the Initial Distribution Date, or as soon as reasonably practicable thereafter, Reorganized MFN shall issue to each holder of an Allowed Class 7 Claim, 90% of such holder’s pro rata share of the Class 7 Distribution.  An Allowed Class 7 Claim holder’s pro rata share of the Class 7 Distribution shall, in each case, be calculated by dividing (A) the aggregate amount of the Allowed Class 7 Claims held by such holder by (B) the aggregate Calculated Amount of Class 7 Claims held by all such holders, and multiplying the resulting fraction by each of (X) the Aggregate Class 7 Shares and (Y) the aggregate Class 7 Schedule 1 Redistribution Shares, as applicable.  The distribution calculation formulas described herein shall hereinafter be referred to collectively as the “Class 7 Distribution Formula.”

(b)                                 Interim and Final Distributions.  If and to the extent a holder of a Disputed Class 7 Claim resolves its Claim (and therefore becomes s holder of an Allowed Class 7 Claim) after the Initial Distribution Date, Reorganized MFN shall issue to such holder, on the Interim Distribution Date immediately following the date on which such Claim becomes an Allowed Class 7 Claim or the Final Distribution Date, as applicable, such holder’s share (as calculated pursuant to the Class 7 Distribution Formula) of the Class 7 Distribution.  To the extent that resolution of Disputed Class 7 Claims and/or Avoidance Proceedings would result in additional distributions to the holders of previously Allowed Class 7 Claims, Reorganized MFN shall make additional distribution(s) pursuant to the Class 7 Distribution Formula to such holders on the Interim Distribution Dates (if Reorganized MFN deems appropriate in its discretion) and in any event on the Final Distribution Date, provided, however, that (Y) each such subsequent distribution to the holder of an Allowed Class 7 Claim shall be net of all amounts previously distributed to such holder with respect to such Claim and (Z) for the calculation of the Class 7 Distribution Formula for the distribution on the Final Distribution Date, 90% shall be replaced by 100%.

5.                                       Election Right.  Any holder of an Allowed Class 7 Claim in excess of $750 may elect to have its Claim treated as a Class 8 Convenience Claim.  In the event a holder so elects, such holder shall receive $750 in full and complete satisfaction of such an Allowed Class 7 Claim.  The election shall be made by the holder of an Allowed Class 7 Claim upon execution of such holder’s Ballot.

Class 8 - Convenience Claims

1.                                       Composition.  Class 8 shall consist of the holders of Convenience Claims.

2.                                       Impairment and Voting.  Class 8 is unimpaired by this Plan.  The holders of Allowed Class 8 Claims are conclusively presumed to have accepted this Plan and are not entitled to vote to accept or reject this Plan.

3.                                       Treatment.  Each holder of an Allowed Class 8 Claim shall receive Cash in an amount equal to 100% of such Allowed Class 8 Claim in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class 8 Claim.

4.                                       Distribution.  Distributions of Cash to holders of Allowed Class 8 Claims shall be made on the later of (i) the Initial Distribution Date, or (ii) the Interim Distribution Date following the date on which such Claim becomes an Allowed Class 8 Claim, or as soon thereafter as reasonably practicable.

Class 9 – Equity Interests and Claims

1.                                       Composition.  Class 9 shall consist of the holders of Equity Interests.

2.                                       Impairment and Voting.  Class 9 is impaired by this Plan.  The holders of Class 9 Interests and/or Claims are deemed to reject this Plan, and accordingly, are not entitled to vote on this Plan.

3.                                       Treatment.  The holders of Equity Interests and/or Claims related to the purchase and sale thereof shall not receive or retain any interest or property under this Plan.  On the Effective Date, all Equity Interests and/or Claims related thereto shall be extinguished and the certificates and all other documents, agreements and instruments representing such Equity Interests shall be deemed cancelled and of no further force and effect.

ARTICLE V

MEANS FOR IMPLEMENTATION OF THE PLAN

A.                                    Corporate Governance of Reorganized MFN

1.                                       Certificate of Incorporation and By-Laws.  Between the Effective Date and the Confirmation Date, the Certificate of Incorporation and By-Laws of Reorganized MFN shall be amended and restated substantially in the form as annexed to the Plan Supplement.  The Certificate of Incorporation and By-Laws of Reorganized MFN shall satisfy the requirements of this Plan and the Bankruptcy Code and shall provide that the Board of Directors of Reorganized MFN shall be authorized, without any authorization of the shareholders of Reorganized MFN, to issue as many as 10,000,000 shares of preferred stock, from time to time in one or more series.  The Board of Directors shall be authorized to fix the number of shares of any series of shares of preferred stock and to determine the designation of any such series.  The Board of Directors shall also be authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of shares of preferred stock; provided, however, that the Certificate of Incorporation and By-Laws of Reorganized MFN shall include, pursuant to Section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities.

2.                                       Control, Operation and Management.  On the Effective Date, the management, control and operation of Reorganized MFN shall become the responsibility of the Board of Directors, which shall thereafter have the responsibility for the management, control and operation of Reorganized MFN to the fullest extent provided by the laws of the State of Delaware, the Certificate of Incorporation and the By-Laws.

3.                                       Directors and Officers.  The individuals to be listed on the Board of Directors Designation will be identified prior to the Confirmation Date by inclusion of a list of proposed directors and officers in the Plan Supplement.  The Board of Directors shall have seven members who shall be designated as follows: one member of such Board of Directors shall be the Chief Executive Officer of Reorganized MFN, one member shall be designated by the Kluge Trust and the remaining five members shall be designated by the Committee.  The Plan Supplement shall identify the proposed officers of the Reorganized Entities and shall provide a description of each officer’s prior business experience and proposed compensation.

4.                                       Merger of Certain Debtors into Reorganized MFN.  Between the Confirmation Date and the Effective Date, the Merged Subsidiaries shall be merged with and into MFNS, and MFNS shall be the surviving corporation.  The merger of the Merged Subsidiaries with and into MFNS, and the execution, delivery and filing of any certificates or articles of merger or other instruments with the appropriate governmental authorities, and the execution and delivery of any agreements and plans of merger and any other instruments and agreements, by any officers of the Merged Subsidiaries to effect the merger of the Merged Subsidiaries are hereby authorized without further act or action by the managers, board of directors, members or stockholders of any of such Subsidiaries and without further act or action under applicable law, regulation, order or rule.  Except as otherwise provided in this Plan, all assets of the Merged Subsidiaries shall vest in MFNS, the surviving entity, upon the effectiveness of the merger.

5.                                       Name Changes of MFN and Certain Subsidiaries.  Between the Confirmation Date and the Effective Date, the Debtors shall cause the following: (i) MFN will change its name to “AboveNet, Inc.”; (ii) MFNS will change its name to “AboveNet Communications, Inc.”; (iii) MFN of Utah, L.L.C. will change its name to “AboveNet of Utah, L.L.C.”; (iv) MFN of VA, L.L.C. will change its name to “AboveNet of VA, L.L.C.”; (v) Metromedia Fiber Network International, Inc. will change its name to “AboveNet International, Inc.”; and (vi) MFN Purchasing, Inc. will change its name to “AboveNet Purchasing, Inc.”  The foregoing name changes of such entities and the execution, delivery and filing of any certificates or other instruments with the appropriate governmental authorities, and the execution and delivery of any instruments or agreements, by any officers, managers, members or stockholders of such entities in order to effect the name changes of such entities as described above are hereby authorized without further act or action by the board of directors, stockholders, managers or members of any of such entities and without further act or action under applicable law, regulation, order or rule.

B.                                    Cancellation of Old Equity Securities

On the Effective Date, except as otherwise provided for herein: (i) the Old Equity Securities, to the extent not already cancelled, shall be automatically cancelled without any further action by the Debtors or Reorganized Entities, and (ii) the obligations of MFN under the Old Equity Securities and under MFN’s Amended and Restated Certificate of Incorporation, and any agreements, indentures, or certificates of designations governing the Old Equity Securities, and the rights of holders thereof, shall be deemed discharged and extinguished.

C.                                    Cancellation of Notes

On the Effective Date and to the extent applicable, all Debt Instruments shall be deemed cancelled in exchange for the treatment of the holders thereof under this Plan without further act or action, and any obligations of the Debtors under any Indenture, instrument, agreement or other document governing such Claims shall be discharged.

The Indentures and other agreements governing the rights of the holders of Noteholder Claims that are administered by the Indenture Trustees shall continue in effect solely for the purposes of (a) allowing the Indenture Trustees to receive and make the distributions (if any) to be made on account of such Claims under this Plan, as provided in Article IV hereof, and (b) permitting the Senior Indenture Trustees (but not the Subordinated Indenture Trustee) to maintain any rights they may have for fees, costs, and expenses under the Indentures or such other agreements.

Any actions taken by the Indenture Trustees that are not for the purposes authorized in this Article V.C. shall not be binding upon the Debtors.  Notwithstanding the foregoing, the Debtors may terminate any of the Indentures or other governing agreements, and the authority of the applicable Indenture Trustees to act thereunder, at any time, with or without cause, by giving five (5) days’ written notice of termination to the applicable Indenture Trustee(s).  If distributions under this Plan to the holders of Claims arising under an Indenture have not been completed as of the time of termination of such Indenture, the Debtors shall designate a Disbursing Agent to act in place of the applicable Indenture Trustee(s), and the provisions of this Article V.C. shall be deemed to apply to the Disbursing Agent to the same extent as if it were such Indenture Trustee(s).

D.                                    Issuance and Reserve of New Common Stock

1.                                       Issuance.  The issuance by Reorganized MFN of shares of New Common Stock required to be issued to (i) holders of Allowed Claims pursuant to this Plan and (ii) as and when required pursuant to the Rights Offering, the Incentive Stock Option and Stock Unit Grant Plan, the Five Year Warrants and the Seven Year Warrants, is hereby authorized without further act or action by the Board of Directors and without further act or action under applicable law, regulation, order, or rule.

2.                                       Non-Voting Stock.  The Certificate of Incorporation and By-Laws of Reorganized MFN shall prohibit the issuance of non-voting stock to the extent required by section 1123(a) of the Bankruptcy Code.

3.                                       Exemption from Securities Laws.  The Confirmation Order will provide that the offer and sale of (i) the New Common Stock to be issued to holders of Allowed Claims other than the Kluge Trust, (ii) the Five Year Warrants, the Seven Year Warrants to be offered to holders of Allowed Claims other than the Kluge Trust, and the shares of New Common Stock to be issued pursuant thereto, (iii) the Rights Shares to be issued to the Rights Offerees other than the Kluge Trust and (iv) the New Senior Secured Note to be issued to the holders of the Allowed Class 1(a) Claim, shall be exempt from the registration requirements of the Securities Act, pursuant to section 1145(a) of the Bankruptcy Code and that such securities may be resold by the holders thereof without restriction, except to the extent that any such holder is deemed to be an “underwriter” as defined in section 1145(b)(1) of the Bankruptcy Code with respect to such securities.  The (i) Rights Shares to be issued to the Kluge Trust pursuant to the Rights Offering, (ii) shares of New Common Stock to be issued to the Kluge Trust, and (iii) Five Year Warrants and Seven Year Warrants granted to the Kluge Trust, and the shares of New Common Stock to be issued pursuant thereto, will be exempt from registration pursuant to Section 4(2) of the Securities Act and equivalent state securities or “blue sky” laws.  To the extent any securities to be issued to Fiber are not eligible for exemption under § 1145 of the Bankruptcy Code, such shares would be exempt from registration pursuant to Section 4(2) of the Securities Act and equivalent state securities or “blue sky” laws.  The Disclosure Statement contains a more detailed description of the applicable securities law exemptions.

4.                                       Hart-Scott-Rodino Compliance.  Notwithstanding any provision herein to the contrary, any shares of New Common Stock to be distributed under this Plan to any Person required to file a Premerger Notification and Report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such Person shall have expired or been terminated.

5.                                       Reserve.  Reorganized MFN is hereby authorized, without further act or action by the Board of Directors and without further act or action under applicable law, regulation, order, or rule, to reserve from the 30,000,000 authorized shares of New Common Stock, that number of Shares of New Common Stock required for issuance to the holders of Allowed Claims as and when required under this Plan, and a number of shares of New Common Stock, as determined by Reorganized MFN, for issuance pursuant to the Rights Offering, the Incentive Stock Option and Stock Unit Grant Plan, the Five Year Warrants and Seven Year Warrants.  The Board of Directors may reduce the number of shares of New Common Stock so reserved at any time as it deems appropriate to the extent it determines in good faith that such reserve is in excess of the number of shares needed to satisfy the foregoing requirements.

E.                                      Rights Offering

1.                                       Reorganized MFN shall offer to (i) the holders of Class 6 Claims, (ii) the holders of Class 7 Claims, (iii) the holders of Class 2 Claims who do not vote to reject this Plan, and (iv) the holders of Class 1(b) Claims (together, the “Rights Offerees”), as of the Confirmation Date, Nontransferable Rights entitling such holders to purchase 1,669,210 Rights Shares, at a purchase price of $29.9543 per share, for an aggregate of $50,000,000.  Any Rights Offeree may subscribe to purchase any and all of the Rights Shares.  In the event that the number of subscriptions to purchase the Rights Shares exceeds the number of Rights Shares in the Rights Offering the amount of Rights Shares which any Rights Participant (defined below) may purchase will be limited as set forth below.  Any Rights Offerree who elects to participate in the Rights Offering shall hereinafter be referred to as a “Rights Participant”.  Each Rights Participant shall be entitled to purchase the number of Rights Shares equal to the product of 1,669,210 multiplied by the

Deemed Class Equity Percentage for such Rights Participant’s Class further multiplied by a fraction the numerator of which is the aggregate amount of the Allowed Claims held by such Rights Participant and the denominator of which is the aggregate amount of Allowed Claims of Rights Offering Participants for that Class (the “Rights Offering Formula”).  For the avoidance of doubt, for purposes of the foregoing determination of the Rights Shares available to each Rights Offering Participant, (x) those portions of the Allowed Class 2 Claims that are to be treated as Class 7 Claims, pursuant to Article IV, shall only be counted once, as Allowed Class 7 Claims, and not as Allowed Class 2 Claims, and (y) in the event any Rights Participant shall hold separate Claims in more than one Class, such Claims shall be calculated separately, and (z) Class 6(c) Claims shall be allocated to Class 6(a).  The Rights Offerees shall have the opportunity to exercise such Nontransferable Rights to subscribe for any or all of the Rights Shares through the first Business Day after the 30th day after the Effective Date, allocated pro rata in the manner described above.  The Nontransferable Rights shall be nontransferable.  In the event that no member of a Class subscribes to the Rights Offering, then the Rights Shares allocated to such Class shall be reallocated on a pro rata basis to the other Classes based on such Classes’ Deemed Equity Percentage.

2.                                       In the event that either there is an oversubscription of the Rights Offering or that after the calculation of the Rights Shares to be purchased by each Rights Offering Participant, Fiber is entitled to purchase less than 417,303 Rights Shares, then (i) Fiber shall be entitled to purchase an additional allotment of Rights Shares equal to the difference between 417,303 and the number of Rights Shares purchased by Fiber in accordance with paragraph 1 above; and (ii) to account for the additional allocation of Rights Shares to Fiber, the initial allocation shall be voided (other than the distribution of 417,303 Rights Shares to Fiber) and the Rights Offering Formula shall be recalculated by substituting 1,251,907 for 1,669,210.  The Rights Shares that upon recalculation of the Rights Offering Formula would otherwise be allocated to Fiber (the “Deemed Fiber Shares”) shall instead be reallocated by recalculating the Rights Offering Formula by substituting the aggregate number of Deemed Fiber Shares for 1,251,907.  The Rights Offering Formula shall continue to be recalculated by substituting the new aggregate number of Deemed Fiber Shares for the prior aggregate number of Deemed Fiber Shares and the Deemed Fiber Shares shall continue to be distributed to the Rights Participants other than Fiber until all of the Rights Shares have been distributed.  To the extent that any Person at any time is allocated more Rights Shares than they have subscribed for such additional Rights Shares allocated to such Persons shall be deemed Deemed Fiber Shares and shall be reallocated as such in the subsequent reallocation.

3.                                       No later than ten (10) Business Days after the Nontransferable Rights Expiration Date (i) Reorganized MFN shall issue to the Kluge Trust the lesser of (a) all of the Excess Right Shares and (b) such amount of Excess Rights Shares, so that the aggregate amount of Rights Shares to be purchased by the Kluge Trust (including any Rights Shares to be purchased in accordance with paragraph 1or 2 above) equals the aggregate amount of Rights Shares to be purchased by Fiber in accordance with paragraph 1 or 2 above; (ii) Reorganized MFN shall issue to each of (a) the Kluge Trust and (b) Fiber, one-half of all of the Excess Rights Shares that have not yet been purchased after taking into account clause (i) of this Paragraph; and (iii) each such party shall purchase its allotted Excess Rights Shares pursuant to the Kluge Rights Offering Obligation and the Fiber Rights Offering Obligation, as the case may be, at a purchase price of $29.9543 per share.

“Deemed Class Equity Percentage” shall mean for Class 1(b), 10.8%, for Class 2, 38.5%, for Class 6, 19.3%, and for Class 7, 31.4%.  In the event one or more of the above Classes does not participate in the Rights Offering, then their Deemed Class Equity Percentage shall be allocated to the remaining Classes so that the ratios between the remaining Classes remain unchanged.

For the purposes of calculating the Rights Offering Formula in this Article V.E. only, an Allowed Claim shall mean (i) for an Allowed Claim, the amount of the Allowed Claim, and (ii) for a Disputed Claim, an amount reasonably estimated by the Debtor after consultation with the Committee, unless the holder of such Claim shall request an estimation of the value of the Claim pursuant to Section 502(c) of the Bankruptcy Code and such estimation has been ruled on prior to the Effective Date, in which case the amount estimated by the Court shall be the Allowed Claim.  The Debtors covenant to give a reasonable estimation of their good faith belief of any such Claim (for purposes of participation only) after consultation with the Committee to the affected Rights Offering Participant prior to date of the Confirmation Hearing.  Any such holder requesting such estimation acknowledges that such estimation reflects only the Debtors’ good faith belief as to the amount such Rights Offering Participant may be permitted to participate in the Rights Offering and does not reflect any agreement or judgment by the Debtors or the Committee as to the validity or value of such Claim.

F.                                      Revesting of Assets

The property of the Estate of each Debtor that is not specifically transferred or disposed of pursuant to this Plan shall revest in the Reorganized Entity which is the successor to that Debtor on the Effective Date.  Thereafter, each Reorganized Entity may operate its business and may use, acquire and dispose of any and all such property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Court.  As of the Confirmation Date, all property of each Reorganized Entity (including the property of the merged entities and the dissolved entities, which will vest in a Reorganized Entity upon the effectiveness of such merger) shall be free and clear of all Claims, Equity Interests and Liens, except as specifically provided in this Plan or the Confirmation Order.  Without limiting the generality of the foregoing, the Reorganized Entities may, without application to or approval by the Court, pay Professional Fee Claims and expenses that it may incur after the Confirmation Date.

G.                                    Obtaining Cash for Plan Distributions

All Cash necessary for the Reorganized Entities to make payments pursuant to this Plan shall be obtained from the Reorganized Entities’ cash balances and operations, and/or the Rights Offering.  Cash payments to be made pursuant to this Plan shall be made by the Reorganized Entities, provided however, that the Debtors and the Reorganized Entities shall be entitled to transfer funds between and among themselves as may be necessary or appropriate to enable any of the Reorganized Entities to satisfy their obligations under this Plan.

H.                                    Preservation of Rights of Action

Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, indenture, or other agreement entered into in connection with this Plan, in accordance with Section 1123(b) of the Bankruptcy Code, the Reorganized Entities shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Claims or Causes of Action, whether known or unknown, that the Debtors or the Estates may hold against any Person.  The Reorganized Entities or their successor(s) may pursue such Causes of Action including all Causes of Action under Chapter 5 of the Bankruptcy Code in accordance with the best interests of the Reorganized Entities or their successor(s) who hold such rights.

I.                                         Effectuating Documents; Further Transactions

Except as expressly provided for in this Plan, the chairman of the board of directors, chief executive officer, president, chief operating officer, chief financial officer, or any vice president, manager or member of the Debtors, Reorganized MFN or any other Reorganized Entity, as the case may be, shall be authorized, and each of them hereby is, in the name of and on behalf of such Reorganized Entity, without any further action by the board of directors, stockholders, managers or members of any such entities, without the consent or approval of any other party, and without further act or action under applicable law, regulation, order or rule, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions, as such individual may consider necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.  The secretary, assistant secretary or manager of the Debtors, Reorganized MFN or any other Reorganized Entity, shall be authorized to certify or attest to any of the foregoing actions.

J.                                      Applicability of Section 1125 of the Bankruptcy Code

The protection afforded by Section 1125(e) of the Bankruptcy Code with regard to the solicitation of acceptances or rejections of this Plan and with regard to the offer, issuance, sale or purchase of the New Senior Secured Note, the New Common Stock, the Five Year Warrants, the Seven Year Warrants and the Rights Shares shall apply to the full extent provided by law, and the entry of the Confirmation Order shall constitute the determination by the Court that the Debtors, Reorganized Entities and the Committee and each of their respective officers, directors, any partner, managers, members, employees, agents, attorneys, accountants, or other Professionals, have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code pursuant to Section 1125(e) of the Bankruptcy Code.

K.                                    Exemption from Certain Transfer Taxes

Pursuant to Section 1146(c) of the Bankruptcy Code, any transfers either pre or post Confirmation from the Debtors or the Reorganized Entities to any Person or entity or to the Reorganized Entities, including transfers to reallocate assets between and among the Reorganized Entities pursuant to this Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar act, mortgage tax, stamp tax, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

L.                                     Settlement and Substantive Consolidation for the Purposes of this Plan Only

1.                                       This Plan contemplates and is predicated upon a good faith settlement and compromise under Bankruptcy Rule 9019 with respect to, among other things, issues involving the substantive consolidation (solely for purposes of the Debtors’ Chapter 11 Cases) of the Debtors’ assets and liabilities, Intercompany Claims, the MFN Subordinated Claims, the Subordinated Indentures and the equitization of the Kluge Senior Secured Claims.  Accordingly, as an integral part of such settlement and compromise, this Plan provides for and is predicated upon the substantive consolidation of the Chapter 11 Cases into a single Chapter 11 Case solely for the purposes of the Debtors’ Chapter 11 Cases and for all actions with respect to confirmation and implementation of this Plan.  For all other purposes, the Debtors shall continue to maintain their separate corporate or limited liability company existence except as otherwise expressly provided in this Plan.  Pursuant to such settlement and except as otherwise provided in this Plan, on the Effective Date, for purposes of this Plan: (i) all Intercompany Claims and cross-corporate guarantees shall be extinguished, cancelled and disallowed and no distributions shall be made on account thereof; (ii) all assets and liabilities of the Debtors will be treated as though the Debtors were merged for Plan purposes; (iii) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors will be deemed to be one obligation of the Primary Obligor with respect to such obligation; (iv) any Claims filed or to be filed in connection with any such obligation and such guarantees will be deemed one Claim against the Primary Obligor with respect to such Claim; (v) each and every direct Claim filed against any of the individual Debtors shall receive only one recovery on account of all Claims against all of the Debtors arising in connection with such direct Claim, and no such Claim shall receive any further or additional recovery by reason of any otherwise-available legal recourse against any other Debtor; (vi) all duplicate Claims (identical in both amount and subject matter) filed against more than one of the Debtors will be automatically expunged so that only one Claim survives against the Primary Obligor with respect to such Claim, but in no way shall such Claim be deemed Allowed by reason of this section; (vii) Executory Contracts and Unexpired Leases entered into during the Chapter 11 Cases or Executory Contracts or Unexpired Leases that have been or will be assumed pursuant to this Plan will not be affected by such substantive consolidation; and (viii) for purposes of determining the availability of the right of setoff under Section 553 of the Bankruptcy Code, the Debtors shall be treated as one entity so that, subject to the other provisions of Section 553 of the Bankruptcy Code, amounts due to any of the Debtors may be set off against the debts of any of the Debtors.

Except as otherwise provided herein, the substantive consolidation of the Debtors shall not have any effect on any Claims being treated as unimpaired in accordance with section 1124 of the Bankruptcy Code and the legal, equitable, and contractual rights to which the holders of any such Claims are entitled shall be left unaltered by this Plan.

2.                                       Pursuant to Bankruptcy Rule 9019 and any applicable state law and as consideration for the distributions and other benefits provided under this Plan, the provisions of Article V.L.1 shall constitute a good faith compromise and settlement of any Cause of Action or disputes that could be brought by a holder of a Claim or Equity Interest asserting that such Claim or Equity Interest would have received more favorable treatment had substantive consolidation not been effected.  This compromise and settlement is in the best interests of the holder of Claims and Equity Interests and is fair, equitable and reasonable.  This Plan shall be approved by the Court as a settlement of all such Causes of Action.  Entry of the Confirmation Order shall constitute the Court’s approval of this settlement pursuant to Bankruptcy Rule 9019 and its finding that this is a good faith settlement pursuant to any applicable state laws, given and made after due notice and opportunity for a hearing, and shall bar any such Cause of Action by any holder of a Claim or Equity Interest with respect to the matters described in Article V.L. of this Plan

M.                                  Avoidance Proceeds

All Net Avoidance Proceeds other than the MFN Avoidance Proceeds shall be used and dealt with (i) prior to the Effective Date, in a manner acceptable to the Debtors and the Committee, and (ii) on and after the Effective Date, in a manner acceptable to the Reorganized Entities.

ARTICLE VI

ACCEPTANCE OR REJECTION OF THE PLAN

A.                                    Classes Entitled to Vote

Each Impaired Class of Claims that may receive or retain property or any interest in property under this Plan shall be entitled to vote to accept or reject this Plan.  By operation of law, each Unimpaired Class of Claims is deemed to have accepted this Plan and, therefore, is not entitled to vote to accept or reject this Plan.

B.                                    Acceptance by Impaired Classes

An Impaired Class of Claims shall be deemed to have accepted this Plan if: (i) the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept this Plan and (ii) the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept this Plan.

C.                                    Cramdown

To the extent necessary, the Debtors shall request Confirmation of this Plan, as it may be modified from time to time, under Section 1129(b) of the Bankruptcy Code.  The Debtors reserve the right to modify this Plan to the extent, if any, that Confirmation pursuant to Section 1129(b) of the Bankruptcy Code requires modification.

ARTICLE VII

NEW COMMON STOCK TO BE ISSUED
IN CONNECTION WITH THE PLAN

A.                                    Time of Issuance

1.                                       Common Stock.  The shares of New Common Stock to be issued under this Plan with respect to Claims which are Allowed Claims, as of the Effective Date, shall be deemed issued as of the Effective Date, regardless of the date on which they are actually issued and upon such issuance shall be validly issued, fully paid and non-assessable.  The shares of New Common Stock to be issued under this Plan with respect to Claims which become Allowed Claims after the Effective Date shall be deemed issued as of the date on which they are actually issued, and upon such issuance shall be validly issued, fully paid and non-assessable.

2.                                       New Senior Secured Note, Five Year Warrants and Seven Year Warrants.  The New Senior Secured Note, the Five Year Warrants and the Seven Year Warrants to be issued under this Plan shall be deemed issued as of the Effective Date, regardless of the date on which they are actually issued.

B.                                    Principal Terms of Reorganized MFN Common Stock

The principal terms of the New Common Stock to be issued by Reorganized MFN under this Plan shall be as follows, subject to such modification as shall be set forth in the Plan Supplement.

1.                                       Voting.  The holders of the New Common Stock will be entitled to one vote for each issued and outstanding share.  Holders of New Common Stock will not have cumulative voting rights.

2.                                       Dividends.  The holders of New Common Stock will be entitled to receive such dividends of Reorganized MFN out of assets or funds of Reorganized MFN legally available therefor, subject to the rights of the holders of any series of preferred stock and any other provision of the Certificate of Incorporation.

3.                                       Liquidation.  In the event of any liquidation, dissolution or winding up of Reorganized MFN, the holders of the New Common Stock will be entitled to receive the assets and funds of Reorganized MFN available for distribution, after payments to creditors and to the holders of any preferred stock of Reorganized MFN that may at the time be outstanding, in proportion to the number of shares held by them, respectively.

ARTICLE VIII

PROVISIONS GOVERNING DISTRIBUTIONS

A.                                    Distributions for Claims Allowed as of the Effective Date

Except as otherwise provided herein or as ordered by the Court, distributions to be made on account of Allowed Claims as of the Effective Date shall be made on the Initial Distribution Date, or as soon thereafter as practicable, unless otherwise provided herein.  Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Article X hereof.

B.                                    Disbursing Agent

The Disbursing Agent shall make all distributions required under this Plan (subject to the provisions of Articles III, IV and X hereof) to the holders of Allowed Claims in accordance with the provisions of this Plan.

If the Disbursing Agent is an independent third party designated by Reorganized MFN to serve in such capacity, such Disbursing Agent, shall receive, without further Court approval, reasonable compensation for distribution services rendered pursuant to this Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from Reorganized MFN on terms acceptable to Reorganized MFN.  The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties in accordance with the guidelines of the Court.  If otherwise ordered, all costs and expenses of procuring any such bond shall be paid by Reorganized MFN.

C.                                    Surrender of Notes

Each holder of a Note, promissory note or other similar negotiable instrument evidencing a Claim (a “Debt Instrument”) shall surrender such Debt Instrument to the Disbursing Agent.  No distribution of the New Senior Secured Note or New Common Stock, or any other property hereunder shall be made to or on behalf of any such holder unless and until such Debt Instrument is received by the Disbursing Agent or the unavailability of such Debt Instrument is established to the reasonable satisfaction of the Disbursing Agent.  The Disbursing Agent may require any Person delivering an affidavit of loss and indemnity to furnish a surety bond in form and substance (including with respect to amount) reasonably satisfactory to the Disbursing Agent from a surety company satisfactory to the Disbursing Agent.  Any holder that fails within one year after the date of entry of the Confirmation Order: (i) to surrender or cause to be surrendered such Debt Instrument, (ii) to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent, or (iii) if requested, to furnish a bond reasonably satisfactory to the  Disbursing Agent, shall be deemed to have forfeited all rights and Claims in or against the Debtors and the Reorganized Entities with respect to such Debt Instrument, and shall not participate in any distribution under this Plan.

D.                                    Means of Cash Payment

Cash payments made pursuant to this Plan shall be by the means agreed to by the payor and the payee, including by check or wire transfer or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

E.                                      Calculation of Distribution Amounts of New Common Stock

No fractional shares of New Common Stock shall be issued or distributed under this Plan or by Reorganized MFN, the Disbursing Agent or the Senior Indenture Trustees.  Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Common Stock pursuant to this Plan, the number of shares of New Common Stock to be distributed to such Person shall be rounded (up or down) to the nearest whole share, with .50 shares rounded up to the next highest share.

F.                                      Delivery of Distributions

Distributions to holders of Allowed Claims shall be made by the Disbursing Agent: (a) at the addresses set forth on the proofs of Claim filed by such holders (or at the last known addresses of such holders if no proof of Claim is filed), (b) at the addresses set forth in any written notices of address changes delivered to Reorganized MFN and the Disbursing Agent after the date of any related proof of Claim, (c) at the addresses reflected in the Schedules if no proof of Claim has been filed and Reorganized MFN or the Disbursing Agent has not received a written notice of a change of address, or (d) in the case of a Noteholder Claim that is governed by the Indentures or other agreement and is administered by an Indenture Trustee, to such Indenture Trustee, or (e) at the addresses set forth in the properly completed letter of transmittal accompanying Debt Instruments properly remitted to the Debtors or Reorganized MFN.  If any holder’s distribution is returned as undeliverable, then no further distributions to such holder shall be made unless and until Reorganized MFN and the Disbursing Agent or the Indenture Trustees are notified by such holder of such holder’s then current address, at which time all missed distributions shall be made to such holder without interest or penalty.  Amounts in respect of undeliverable distributions made through the Disbursing Agent or an Indenture Trustee shall be returned to Reorganized MFN until such distributions are claimed.  All claims for undeliverable distributions must be made on or before the second anniversary of the Effective Date, after which date (i) all Cash in respect of such undeliverable distribution and (ii) all New Common Stock in respect of such undeliverable distribution shall be distributed, in each case, in the manner provided for in Article X.D. of this Plan.

G.                                    Fractional Dollars; De Minimis Distributions

Any other provision of this Plan notwithstanding, payments of fractions of dollars shall not be made.  Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded up.

H.                                    Withholding and Reporting Requirements

In connection with this Plan and all distributions hereunder, the Disbursing Agent shall, to the extent required, comply with all tax withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.  The Disbursing Agent shall be authorized to take any and all actions as may be necessary or appropriate to comply with such withholding and reporting requirements.

I.                                         Setoffs

The Reorganized Entities may, but will not be required to, set off against any Claim of any nature whatsoever that the Debtors or the Reorganized Entities may have against the holder of such Claim, and the payments or other distributions to be made pursuant to this Plan in respect of such Claims; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder will constitute a waiver or release by the Reorganized Entities any such claim that the Debtors or the Reorganized Entities may have against such holder.

ARTICLE IX

TREATMENT OF EXECUTORY CONTRACTS
AND UNEXPIRED LEASES

A.                                    Assumption and Rejection of Executory Contracts and Unexpired Leases

1.                                       Agreements and Leases.

Except as otherwise provided in this Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with this Plan, as of the Effective Date each Debtor shall be deemed to have rejected each Executory Contract and Unexpired Lease to which it is a party, unless such Executory Contract or Unexpired Lease (i) was assumed or rejected by such Debtor prior to the Effective Date, (ii) expired or terminated pursuant to its own terms prior to the Effective Date, (iii) was assumed on or prior to the Effective Date pursuant to this Plan Assumption Motion, (iv) is identified as an assumed Executory Contract or an assumed Unexpired Lease, as applicable, in the Plan Supplement or (v) is otherwise assumed pursuant to another Section of this Article IX.

2.                                       Effect of Assumption of Certain Contracts and Leases.

Each Executory Contract and Unexpired Lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such Executory Contract or Unexpired Lease and (ii) all Executory Contracts or Unexpired Leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order.

3.                                       Effect of Confirmation Order on Assumptions and Rejections.

The Confirmation Order shall constitute an order of the Court under Section 365 of the Bankruptcy Code approving the Executory Contract and Unexpired Lease assumptions and rejections as described above, as of the Effective Date or such later date on which rejection becomes effective.

4.                                       Extension of Assumption Periods.

For the purpose of implementing the  Plan Assumption Motion and this Plan, the period for the assumption of  executory contracts pursuant to Section 365(d)(2) and the period for the assumption of unexpired leases of non-residential real property pursuant to Section 365(d)(4) of the Bankruptcy Code, are hereby extended through the Effective Date.

B.                                    Payments Related to Assumption of Executory Contracts and Unexpired Leases

Any monetary amounts by which each Executory Contract and Unexpired Lease to be assumed pursuant to this Plan is in default shall be satisfied, under Section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the Executory Contract or Unexpired Lease or the assignee of the Debtor party assuming such Executory Contract or Unexpired Lease, by Cure, or by such other treatment as to which each Debtor and such non-Debtor party to the Executory Contract or Unexpired Lease shall have agreed in writing.  If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of any Reorganized Entity or any assignee to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (iii) any other matter pertaining to assumption, such dispute shall be resolved by the Court or the parties in writing, and the Cure shall occur within 30 days following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

C.                                    Bar to Rejection Damages

If the rejection by the Debtors, pursuant to this Plan or otherwise, of an Executory Contract or Unexpired Lease results in a Claim that is not theretofore evidenced by a timely filed proof of Claim or a proof of Claim that is deemed to be timely filed under applicable law, then such Claim shall be forever barred and shall not be enforceable against any of the Debtors, the Reorganized Entities or their respective properties, unless a proof of Claim is filed with the Clerk of the Court and served upon counsel for the Debtors within the earlier of (i) thirty (30) days after the date of an order authorizing the rejection is entered by the Court, or (ii) thirty (30) days after the date of service of the Confirmation Order; provided however, that if an order authorizing the rejection of an executory contract becomes effective after the date of the Confirmation Order, the claimant shall have thirty (30) days after the date of the order authorizing the rejection (which may be the Confirmation Order) is entered by the Court to file a proof of Claim with the Clerk of the Court and to serve it upon counsel for the Debtors.

D.                                    Contracts and Leases Entered into after the Petition Date

Contracts and leases entered into by any of the Debtors after the Petition Date shall be performed by the Reorganized Entity liable thereunder in the ordinary course of its business.

Accordingly, such contracts and leases will survive and shall remain unaffected by entry of the Confirmation Order.

E.                                      Certain Employment Contracts

Reorganized MFN or the other Reorganized Entities may enter into Employment Agreements with certain of their respective employees.  To the extent possible, the Debtors will identify those employees in the Plan Supplement.

Notwithstanding the foregoing, Employment Agreements entered into as of the Effective Date, if any, shall amend and supersede any pre-Effective Date employment agreements, stock incentive plans, and severance and retention plans with or for the benefit of those employees who are parties to the Employment Agreements, and such agreements and plans shall be deemed terminated, effective as of the Effective Date.  For the avoidance of doubt, all rights to unpaid salary, bonus, benefits and other, similar compensation accrued through the Effective Date shall survive such terminations to the extent provided for in the aforesaid contracts.

F.                                      Incentive Stock Option and Stock Unit Grant Plan

Reorganized MFN shall adopt the Incentive Stock Option and Stock Unit Grant Plan which will allow Reorganized MFN to grant Incentive Stock Options and Stock Units to the Incentive Stock Option and Stock Unit Grant Plan Participants subject to the terms and conditions of the Incentive Stock Option and Stock Unit Grant Plan.  A copy of the Incentive Stock Option and the Stock Unit Grant Plan shall be annexed to the Plan Supplement.

ARTICLE X

PROCEDURES FOR RESOLVING DISPUTED,
CONTINGENT AND UNLIQUIDATED CLAIMS

A.                                    Objection Deadline; Prosecution of Objections

As soon as practicable, but in no event later than 180 days after the Effective Date (unless extended by an order of the Court), the Debtors or Reorganized MFN, as the case may be, shall file objections to Claims with the Court and serve such objections upon the holders of each of the Claims to which objections are made.  Nothing contained herein, however, shall limit Reorganized MFN’s right to object to Claims filed or amended more than 180 days after the Effective Date.

The foregoing shall apply to any and all Claims that are listed in the Schedules as disputed, contingent and/or unliquidated only if the holder of any such Claim filed a proof of Claim on account of such Claim on or before the Bar Date.  The Debtors reserve their rights to seek an order expunging and disallowing any Claim that is listed in the Schedules as disputed, contingent, and/or unliquidated, and for which no proof of Claim was timely filed, no later than 180 days after the Effective Date (unless extended by an Order of the Court).

B.                                    No Distributions Pending Allowance

Notwithstanding any other provision of this Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and even then only to the extent that the Disputed Claim has become an Allowed Claim.

C.                                    Reserve

The Disbursing Agent shall be entitled to have a reserve as provided in this Plan.

D.                                    Distributions after Allowance

The Disbursing Agent shall make distributions of New Common Stock from the reserve, as required under this Plan, to each holder of a Disputed Claim that has become an Allowed Claim in accordance with the provisions of this Plan governing the Class of Claims to which such holder belongs.  On the next succeeding Interim Distribution Date after the date that the order or judgment of the Court allowing all or part of such Claim becomes a Final Order, the Disbursing Agent shall distribute such Cash or other property or New Common Stock to the holder of such Claim from the reserve.  Notwithstanding the foregoing, the Disbursing Agent shall not be required to make distributions under this Article X.D. more frequently than once every 90 days.  Within five (5) Business Days following the latest to occur of (i) the first date upon which (X) a Final Order has been entered, or other final resolution has been reached, with respect to every Disputed Claim, and (Y) all required distributions of Cash, New Common Stock or other property with respect to Allowed Claims have been made or attempted by the Disbursing Agent, and (ii) the two-year anniversary of the Effective Date, the Disbursing Agent shall distribute any Cash or other property and/or issue any shares of New Common Stock remaining in the Distribution Reserve, including any Cash or New Common Stock which the Disbursing Agent was not able to distribute and/or issue, on a Pro Rata basis to the Holders of all Allowed Claims other than those holders to which the Disbursing Agent is not able to deliver Cash and/or issue shares of New Common Stock.  After such distributions, (a) if an aggregate of less than 50,000 shares of New Common Stock and an aggregate of less than $50,000 in Cash remains in the possession of the Disbursing Agent, then any shares of New Common Stock or Cash which come into the possession of Reorganized MFN following the distribution set forth in clause (ii) above, or which remain in the reserve because the Disbursing Agent could not successfully distribute and/or issue such shares or Cash, shall be treated as follows: the Shares of New Common Stock in the reserve shall cease to be reserved for such purpose and shall be cancelled without further action on the part of any Person and the Cash shall be the property of Reorganized MFN, and (b) if an aggregate of 50,000 or more shares of New Common Stock or an aggregate of $50,000 or more in Cash remains in the possession of the Disbursing Agent, then the distribution shall be made in accordance with clause (ii) above.

E.                                      Estimation

The Debtors or the Reorganized Entities may, at any time, request that the Court estimate any Disputed Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Entities have previously objected to such Claim. The Court shall retain jurisdiction to estimate any Claim at any time, including during litigation concerning any objection to such Claim.  In the event that the Court estimates any Disputed Claim, that estimated amount may constitute either the Allowed amount of such Claim or the amount on which a reserve is to be calculated for purposes of distribution.

ARTICLE XI

CONDITIONS PRECEDENT TO CONFIRMATION AND
EFFECTIVENESS OF THE PLAN

A.                                    Conditions Precedent to Confirmation of the Plan

The following (the “Confirmation Conditions Precedent”) are conditions precedent to the confirmation of this Plan, each of which must be satisfied or waived in accordance with Article XI.C. below:

1.                                    The Court shall have entered the Confirmation Order in form and substance satisfactory to the Debtors not later than 180 days after the hearing on Confirmation.

2.                                    The aggregate Calculated Amount of Class 6(b) Claims shall not exceed $150,000,000 in the reasonable opinion of the Debtors and the Committee.  For the avoidance of doubt, for the purpose of determining whether the foregoing condition has been satisfied, the aggregate Calculated Amount of the Class 6(b) Claims shall not include any Unsecured Claims to be cancelled pursuant to the Kluge Cancellation.

3.                                    The aggregate Calculated Amount of Class 7 Claims shall not exceed $500,000,000, exclusive of any Allowed Deficiency Claims allocated to Class 7 in accordance with the terms of this Plan, in the reasonable opinion of the Debtors and the Committee.

4.                                    The aggregate Calculated Amount of Schedule 1 Other Secured Claims, together with all Allowed Deficiency Claims arising in connection therewith, shall not exceed $348,000,000 in the reasonable opinion of the Debtors and the Committee.

5.                                       The aggregate amount of all Allowed Schedule 1 Other Secured Claims, exclusive of any Allowed Deficiency Claims arising in connection with such Allowed Schedule 1 Other

Secured Claims against the Subsidiaries, plus the Debtors’ and Committee’s good faith estimate of the amounts of Disputed Claims that will ultimately be Allowed Schedule 1 Other Secured Claims shall not exceed $70,000,000.

6.                                       The aggregate amount of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Senior Indenture Trustee Fee Claims, Allowed Class 4 Claims and Allowed Class 3 Claims plus the Debtors’ and Committee’s good faith estimate of the amounts of accrued, contingent, unliquidated, or Disputed Claims that will ultimately be Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Senior Indenture Trustee Fee Claims, Allowed Class 4 Claims and Allowed Class 3 Claims shall not exceed $60,000,000.

7.                                    The principal face amount of the Citicorp Note, after giving effect to the Kluge Equitization and not including any professional fees, shall not exceed $79,300,000 in the reasonable opinion of the Debtors and the Committee.

B.                                    Conditions Precedent to Effectiveness of the Plan

The following (the “Effective Conditions Precedent”) are conditions precedent to the occurrence of the effectiveness of this Plan, each of which must be satisfied or waived in accordance with Article XI.C. below:

1.                                       The Confirmation Order shall have become a Final Order.

2.                                       Such material authorizations, consents and regulatory approvals, if any, reasonably required to conduct the business of the Reorganized Entities in substantially the manner contemplated by this Plan shall have been obtained.

3.                                       The amended and restated Certificate of Incorporation of Reorganized MFN as set forth in the Plan Supplement shall have been filed with the Secretary of State of the State of Delaware.

4.                                       All other actions, documents and agreements necessary to implement this Plan pursuant to Article V shall have been effected or executed.

C.                                    Satisfaction or Waiver of Conditions

Each of the Confirmation Conditions Precedent may be waived in whole or in part by agreement of (i) the Committee and (ii) the Debtors or the Reorganized Entities; provided, however, that the Confirmation Condition that the Court shall have entered the Confirmation Order in form and substance satisfactory to the Debtors not later than 180 days after the hearing on Confirmation shall not be waivable by any of the Committee or the Debtors  unless and until the Court shall have entered the Confirmation Order.  Each of the Effective Conditions Precedent may be waived in whole or in part only by the Debtors.  Except as set forth in this paragraph, no notice of satisfaction or waiver to any other party in interest is required, and no hearing shall be held.  The failure to satisfy or waive any Confirmation Condition Precedent may be asserted by the Debtors or the Committee, regardless of the circumstances giving rise to the failure of such Confirmation Condition Precedent to be satisfied or waived (including any action or inaction by the Debtors, the Reorganized Entities or the Committee).  The Debtors shall provide notice to the Committee, the Kluge Trust, Fiber and the Court as soon as is practicable following the first date upon which all of the Effective Conditions Precedent have been satisfied or waived as provided for herein.  The failure of the Committee, the Debtors or the Reorganized Entities to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

D.                                    Effect of Failure of Conditions

If all the Conditions Precedent have not been satisfied or duly waived on or before the first Business Day that is more than 179 days after the date the Court enters an order confirming this Plan, or by such later date as is proposed and approved, after notice and a hearing by the Court, then upon motion by the Debtors or the Committee made before the time that all of the Conditions Precedent have been satisfied or duly waived, the Confirmation Order shall be vacated by the Court; provided, however, that notwithstanding the filing of such motion, the order confirming this Plan shall not be vacated if all of the Conditions Precedent are either satisfied or duly waived before the Court enters an order granting the relief requested in such motion.  If the Confirmation Order is vacated pursuant to this Article XI.D., this Plan shall be null and void in all respects, and nothing contained in this Plan shall (a) constitute a waiver or release of any Claims or Equity Interests in the Debtors or (b) prejudice in any manner the rights of the holder of any Claim or Equity Interest in the Debtors.

ARTICLE XII

MODIFICATIONS AND AMENDMENTS

The Debtors may alter, amend, or modify this Plan, the Plan Supplement or any Exhibits or Schedules hereto or thereto under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date.  After the Confirmation Date and prior to substantial consummation of this Plan, as defined in Section 1101(2) of the Bankruptcy Code, the Debtors may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement or the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and effects of this Plan, so long as such proceedings do not materially adversely affect the treatment of holders of Claims or Equity Interests under this Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Court.

ARTICLE XIII

RETENTION OF JURISDICTION

Under Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and this Plan to the fullest extent permitted by law, including jurisdiction to:

A.                                   Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Equity Interests;

B.                                     Hear and determine all applications for compensation and reimbursement of expenses of Professionals under this Plan or under Sections 327, 328, 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Confirmation Date, the payment of the fees and expenses of the retained Professionals of the Reorganized Entities shall be made in the ordinary course of business and shall not be subject to the approval of the Court;

C.                                     Hear and determine all matters with respect to the assumption or rejection of any Executory Contract or Unexpired Lease to which the Debtors are a party or with respect to which the Debtors may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

D.                                    Effectuate performance of and payments under the provisions of this Plan;

E.                                      Hear and determine any and all adversary proceedings including those proceedings, if any, instituted pursuant to Chapter 5 of the Bankruptcy Code, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

F.                                      Enter such orders as may be necessary or appropriate to execute, implement or consummate the provisions of this Plan and all contracts, instruments, releases and other agreements or documents created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

G.                                     Hear and determine disputes arising in connection with the interpretation, implementation, consummation or enforcement of this Plan, including disputes arising under agreements, documents or instruments executed in connection with this Plan;

H.                                    Consider any modifications or amendments to this Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Court, including the Confirmation Order;

I.                                         Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Person with implementation, consummation or enforcement of this Plan or the Confirmation Order;

J.                                        Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated, or if distributions pursuant to this Plan are enjoined or stayed;

K.                                    Hear and determine any matters arising in connection with or relating to this Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

L.                                      Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

M.                                 Recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;

N.                                    Hear and determine matters concerning federal, state and local taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

O.                                    Hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge;

P.                                      Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

Q.                                    Enter a final decree closing the Chapter 11 Cases.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

A.                                    Bar Dates for Certain Claims

1.                                       Administrative Claims.  The Confirmation Order will establish a Bar Date for the filing of all Administrative Claims (not including Professional Fee Claims or the expenses of the members of the Committee), which date will be 30 days after the Confirmation Date.  Holders of asserted Administrative Claims, other than Professional Fee Claims, United States Trustee fees, or the expenses of the members of the Committee, not paid prior to the Confirmation Date must submit proofs of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so.  The notice of Confirmation to be delivered pursuant to Bankruptcy Rule 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date.  The Debtors or Reorganized MFN, as the case may be, will have 180 days (or such longer period as may be allowed by order of the Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims.  If no objection is made, Reorganized MFN will pay such Administrative Claim as soon as practicable.

2.                                       Professional Fee Claims.  All final requests for compensation or reimbursement of Professionals pursuant to Sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code for services rendered to the Debtors or the Committee prior to the Effective Date must be filed and served on Reorganized MFN, its counsel and the Committee’s counsel no later than 60 days after the Effective Date, unless otherwise ordered by the Court.  Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on Reorganized MFN and its counsel and the requesting Professional or other Person no later than 20 days (or such longer period as may be allowed by order of the Court) after the date on which the applicable application for compensation or reimbursement was served.

3.                                       Other Claims.  On August 21, 2002, the Court entered an order (the “Bar Date Order”) setting October 18, 2002 as the last date for the filing of proofs of Claim against the Debtors on account of any Claim, as defined in Section 101(5) of the Bankruptcy Code, against the Debtors, which arose prior to the Petition Date.  Pursuant to the Bar Date Order and Bankruptcy Rule 3003(c)(2), any Person that was required to file a timely proof of Claim in the form and manner specified by the Bar Date Order and that failed to do so on or before the Bar Date (or, in the case of a Claim based upon the Debtors’ rejection of an Unexpired Lease or Executory Contract, before the bar date set forth in the order authorizing such rejection), shall not be entitled to vote on this Plan and shall not receive or retain, or be entitled to receive or retain, any property or any payment or distribution of property from the Debtors or their successors or assigns with respect to such Claim.

B.                                    Payment of Statutory Fees

On or before the Effective Date, the Debtors shall pay or have paid in Cash in full all allowed Administrative Claims for fees payable pursuant to 28 U.S.C. §1930 and fees payable to the Court, which are due and payable on or before the Effective Date.  All fees payable pursuant to 28 U.S.C. §1930 after the Effective Date shall be paid by the Reorganized Entities.

C.                                    Amendment and Severability of Plan Provisions

The Debtors may alter, amend or modify the treatment of any Claim provided for under this Plan.  If, prior to Confirmation, any term or provision of this Plan is held by the Court to be invalid, void or unenforceable, the Court, at the request of the Debtors, shall have the power to conform, alter and/or interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  Notwithstanding the foregoing, it is a condition precedent of each of Fiber and the Kluge Trust’s potential performance under this Plan, that this Plan, or any provision thereof, shall not be amended, modified or otherwise superceded in a manner which is materially adverse to such party.  For the purposes of clarification, any alteration, amendment or modification to the Kluge Comprehensive Release shall be deemed materially adverse to the Kluge Trust.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

D.                                    Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in this Plan shall be binding upon, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person.

E.                                      Discharge of the Debtors and Injunction

All consideration distributed under this Plan shall be in exchange for, and in complete satisfaction, settlement, discharge and release of, all Claims against the Debtors and the Estates of any nature whatsoever or against any of the Debtors’ assets or properties.  Except as otherwise expressly provided in this Plan, entry of the Confirmation Order acts as a discharge, extinguishment and/or vacatur of all Claims against and Liens on and interests  in the Debtors and the Estates, the Debtors’ assets, and the Debtors’ properties, arising at any time before the entry of the Confirmation Order, regardless of whether a proof of Claim therefore was filed, whether the Claim is Allowed, or whether the holder thereof votes to accept this Plan or is entitled to receive a distribution thereunder, subject to the occurrence of the Distribution Date.  Upon entry of the Confirmation Order, and subject to the occurrence of the Distribution Date, any holder of such discharged Claim, Lien or interest shall be precluded from asserting against the Debtors, any of the Reorganized Entities, any of their successors or any of their respective assets or properties any other or further Claim, Lien or interest based upon any document, instrument, act, omission, transaction or other activity of any kind or nature that occurred before the date of entry of the Confirmation Order.  The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, subject to the occurrence of the Distribution Date.

In accordance with Section 524 of the Bankruptcy Code, the discharge provided by this Section and Section 1141 of the Bankruptcy Code shall act as an injunction against the commencement or continuation of any action, employment of process, or act to collect, offset or recover the Claims discharged hereby and/or the Liens vacated hereby.  Except as otherwise expressly provided in this Plan or the Confirmation Order, all Persons who have held, hold, or may hold Claims against any of the Debtors will be permanently enjoined and precluded permanently, on and after the Effective Date, subject to the occurrence of the Distribution Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim against any of the Debtors, the Reorganized Entities, or any of their respective successors or Related Parties, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against any of the Debtors, the Reorganized Entities, or any of their respective successors or Related Parties on account of any such Claim, (iii) creating, perfecting or enforcing any encumbrance of any kind against any of  the Debtors, the Reorganized Entities or against their respective property or interests in property on account of any such Claim, and (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due to any of the Debtors, any of the Reorganized Entities or against their respective property or interests in property on account of any such Claim.

F.                                      Exculpation

From and after the Effective Date, none of the Debtors, Reorganized MFN, the Reorganized Entities, the Board of Directors, the Senior Indenture Trustees or the Committee, and none of their respective Related Parties and none of their respective officers, managers, employees, accountants, financial advisors and attorneys (in each case solely in their capacity as such), shall have or incur any liability to any Person, including holders of Claims or Equity Interests, for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, Confirmation or consummation of this Plan (other than an action in contravention of this Plan or its Confirmation), the Disclosure Statement related thereto or any contract, instrument, release, agreement or document created or entered into, or any other act taken or omitted to be taken in connection with this Plan; provided, however, that the foregoing shall not affect the liability that otherwise would result from any such act or omission to the extent that such act or omission is determined by a Final Order to have constituted gross negligence or willful misconduct.  Any of the foregoing parties in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.

G.                                    Releases

EXCEPT AS OTHERWISE PROVIDED IN THIS PLAN OR IN THE CONFIRMATION ORDER, ON THE EFFECTIVE DATE, EACH OF THE DEBTORS SHALL UNCONDITIONALLY RELEASE (a) EACH OF THE DEBTORS’ RELATED PARTIES (b) THE COMMITTEE, EACH OF ITS MEMBERS AND ITS RESPECTIVE RELATED PARTIES, AND (c) THE INDENTURE TRUSTEES AND THEIR RELATED PARTIES, FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, CAUSES OF ACTION AND LIABILITIES WHICH THE DEBTORS, THE REORGANIZED ENTITIES OR ANY HOLDER OF A CLAIM AGAINST THE DEBTORS MAY BE ENTITLED TO ASSERT, WHETHER FOR TORT, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS, OR OTHERWISE, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE IN ANY WAY RELATING TO THE CHAPTER 11 CASES OR THIS PLAN; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL RELEASE ANY PERSON FROM ANY CLAIMS, OBLIGATIONS, RIGHTS, CAUSES OF ACTION OR LIABILITIES TO THE EXTENT SUCH CLAIM, OBLIGATIONS, RIGHT, CAUSE OF ACTION OR LIABILITY ARISES OUT OF SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  THE AFORESAID RELATED PARTIES SHALL EACH RELEASE AND DISCHARGE ANY AND ALL CLAIMS AGAINST THE DEBTORS, THE REORGANIZED ENTITIES, THE COMMITTEE AND ALL OF THEIR RESPECTIVE COUNSEL, ADVISORS AND AGENTS, OTHER THAN (i) CLAIMS RELATED TO THE DEBTORS’ OBLIGATION TO INDEMNIFY SUCH RELATED PARTY, AND (ii) ANY EMPLOYMENT CLAIMS HELD BY SUCH RELATED PARTY.  THIS SECTION SHALL NOT, HOWEVER, RELEASE ANY CLAIM BROUGHT BY EITHER OF THE COMMITTEE OR THE LITIGATION TRUST.

EXCEPT AS OTHERWISE PROVIDED IN THIS PLAN OR THE CONFIRMATION ORDER, ON THE EFFECTIVE DATE, EACH HOLDER OF A CLAIM (INCLUDING AN ADMINISTRATIVE CLAIM) OF ANY NATURE, AND EACH HOLDER OF AN EQUITY INTEREST, SHALL BE DEEMED TO RELEASE, WAIVE, AND DISCHARGE ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, CAUSES OF ACTION AND LIABILITIES, AGAINST ANY OF THE DEBTORS’ RELATED PARTIES, WHICH THE DEBTORS, THE REORGANIZED ENTITIES OR ANY HOLDER OF A CLAIM AGAINST THE DEBTORS MAY BE ENTITLED TO ASSERT, WHETHER FOR TORT, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS, OR OTHERWISE, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, OR OTHER

OCCURRENCE IN ANY WAY RELATING TO THE DEBTORS, THE REORGANIZED ENTITIES OR THIS PLAN (OTHER THAN THE RIGHT TO RECEIVE THE CONSIDERATION PROVIDED IN THIS PLAN AND TO REQUIRE PERFORMANCE OF THE TERMS OF THIS PLAN AND ANY RELATED INSTRUMENTS, AGREEMENTS, AND DOCUMENTS), WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING (INCLUDING THOSE ARISING UNDER THE BANKRUPTCY CODE), BASED ON ANY ACT, OMISSION, OR OCCURRENCE ON OR BEFORE THE EFFECTIVE DATE; PROVIDED, HOWEVER, THAT THE FOREGOING RELEASE SHALL NOT APPLY TO (i) ANY ACTION OR OMISSION THAT CONSTITUTES GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (ii) ANY LIABILITY ARISING UNDER OR RELATED IN ANY WAY TO THE ALLEGATIONS SET FORTH IN THE PROCEEDINGS STYLED STATE OF NEW YORK AND ELIOT SPITZER V. PHILIP F. ANSCHUTZ, ET AL., FILED SEPTEMBER 30, 2002 (HTTP://NEWS.FINDLAW.COM/HDOCS/DOCS/WORLDCOM/NYANSCHULTZ93002CMP.PDF) AND SECURITIES AND EXCHANGE COMMISSION V. CITIGROUP GLOBAL MARKETS INC. F/K/A SALOMON SMITH BARNEY INC., FILED APRIL 28, 2003 (HTTP://WWW.SEC.GOV/LITIGATION/COMPLAINTS/COMP18111.HTM) OR (iii) ANY CLAIM BY EITHER OF THE COMMITTEE OR THE LITIGATION TRUST.

THE FOREGOING RELEASES SHALL EXPRESSLY NOT RELEASE (a) ANY PERSON (OTHER THAN THOSE NAMED IN THIS SECTION) WHO MAY BE DEEMED JOINTLY AND SEVERALLY LIABLE, CULPABLE OR RESPONSIBLE (IN EITHER CASE IN WHOLE OR IN PART) WITH ANY PERSON RELEASED HEREUNDER, OR (b) ANY PERSON (OTHER THAN THOSE NAMED IN THIS SECTION ) WHO HAS A CONTRIBUTION OR SURETY OBLIGATION WITH OR TO THE PERSONS RELEASED BY THIS SECTION, WHETHER BY CONTRACT, LAW OR IN EQUITY.

Notwithstanding any other provision in this Plan, the Disclosure Statement, or the Confirmation Order, nothing in this Plan, the Disclosure Statement, or the Confirmation Order shall release, discharge or exculpate any non-Debtor party from any debt owed to the United States of America and/or its agencies, including the Securities and Exchange Commission and the Pension Benefit Guaranty Corporation, for any liability arising under the federal securities laws, the Internal Revenue Code, Employee Retirement Income Security Act, any federal or state environmental laws, or any criminal laws of the United States of America.  In addition, notwithstanding any other provision in the Disclosure Statement, this Plan, the Plan Supplement or the Confirmation Order, nothing in the Disclosure Statement, this Plan, the Plan Supplement or the Confirmation Order shall enjoin or prevent the United States of America from collecting any such liability from any such non-Debtor party.

H.                                    Kluge Comprehensive Release

UPON THE EFFECTIVE DATE, AND IN CONSIDERATION OF THE KLUGE CONSIDERATION, THE KLUGE TRUST AND EACH OF THE KLUGE INSIDERS SHALL RECEIVE A FULL AND COMPLETE, RELEASE, WAIVER AND DISCHARGE FROM THE DEBTORS, THE REORGANIZED ENTITIES, THE COMMITTEE AND ANY HOLDER OF A CLAIM OF ANY NATURE, AND EACH HOLDER OF AN EQUITY INTEREST, OF ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, CAUSES OF ACTION AND LIABILITIES ARISING OUT OF OR IN CONNECTION WITH ANY MATTER RELATED TO MFN OR ONE OR MORE SUBSIDIARIES, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS, OR OTHERWISE, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, EXISTING OR HEREAFTER ARISING, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION OR TRANSACTION TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE (SUCH RELEASE, WAIVER AND DISCHARGE BEING REFERRED TO AS THE “KLUGE COMPREHENSIVE RELEASE”).  WITHOUT LIMITING THE FOREGOING, THE KLUGE COMPREHENSIVE RELEASE SHALL INCLUDE A RELEASE OF ANY CLAIMS, OBLIGATIONS, RIGHTS, CAUSES OF ACTION AND LIABILITIES AGAINST THE KLUGE TRUST AND THE KLUGE INSIDERS IN CONNECTION WITH (i) THE UPSTREAM GUARANTEE LITIGATION AND (ii) ANY MATTERS TO BE PURSUED BY THE LITIGATION TRUST.  THE FOREGOING KLUGE COMPREHENSIVE RELEASE SHALL EXPRESSLY NOT RELEASE (a) ANY PERSON (OTHER THAN THE KLUGE TRUST OR KLUGE INSIDERS) WHO MAY BE DEEMED JOINTLY AND SEVERALLY LIABLE, CULPABLE OR RESPONSIBLE (IN EITHER CASE IN WHOLE OR IN PART) WITH ANY PERSON RELEASED HEREUNDER, OR (b) ANY PERSON (OTHER THAN THE KLUGE TRUST OR THE KLUGE INSIDERS) WHO HAS A CONTRIBUTION OR SURETY OBLIGATION WITH OR TO THE KLUGE TRUST OR THE KLUGE INSIDERS, WHETHER BY CONTRACT, LAW OR IN EQUITY.

I.                                         Termination of Committee

Except as otherwise provided in this Article, effective 30 days after the Effective Date, the Committee shall cease to exist, and its members and employees or agents (including attorneys, investment bankers, financial advisors, accountants and other Professionals) shall be released and discharged from any further authority, duties, responsibilities and obligations relating to, arising from, or in connection with their service on the Committee.  The Committee will continue to exist after such date solely with respect to (i) applications filed pursuant to Section 330 and 331 of the Bankruptcy Code seeking payment of fees and expenses incurred by any Professional, including objections and appeals therefrom, (ii) any post-confirmation modifications to, or motions seeking the enforcement of, this Plan or the Confirmation Order, and (iii) any matters pending as of the Effective Date in the Chapter 11 Cases, until such matters are finally resolved.

J.                                      Binding Effect

This Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Equity Interests in the Debtors, and their respective successors and assigns, including Reorganized MFN, other Reorganized Entities and all other parties in interest in the Chapter 11 Cases.

K.                                    Revocation, Withdrawal or Non-Occurrence of Effective Date

The Debtors may revoke or withdraw this Plan at any time prior to the Confirmation Date and reserve the right to file other plans of reorganization.  If the Debtors revoke or withdraw this Plan or if Confirmation or the Effective Date of this Plan does not occur, then (i) this Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain for any Claim or Class of Claims), any assumption or rejection of Executory Contracts or Unexpired Leases effected by this Plan or the Plan Assumption Motion, and any document or agreement executed pursuant to this Plan shall be deemed null and void, and (iii) nothing contained in this Plan, and no acts taken in preparation for Confirmation of this Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (c) constitute an admission of any sort by the Debtors or any other Person.

L.                                     Plan Supplement

Any and all applicable agreements, exhibits, lists or schedules not filed with this Plan shall be contained in the Plan Supplement and filed with the Clerk of the Court seven (7) days prior to the date set for the Confirmation Hearing.  Upon its filing with the Court, the Plan Supplement may be inspected in the office of the Clerk of the Court during normal court hours or may be viewed on the Court’s website at www.nysb.uscourts.gov.  Holders of Claims may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Article XIV.M hereof.

M.                                  Notices

Any notice, request, or demand required or permitted to be made or provided to or upon the Debtors, Reorganized MFN or the other Reorganized Entities hereunder shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission; provided, however, if said notice, request or demand is made by facsimile transmission then in that event the written notice, request or demand must also be served by first class mail, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

METROMEDIA FIBER NETWORK, INC.
360 Hamilton Avenue
White Plains, New York 10601
Attn:  Robert Sokota, General Counsel
Telephone:  (914) 421-6700
Facsimile:  (914) 421-6793

with a copy to:

KRONISH LIEB WEINER & HELLMAN LLP
1114 Avenue of the Americas
New York, New York 10036
Attn:  Lawrence C. Gottlieb, Esq.
Telephone:  (212) 479-6000
Facsimile:   (212) 479-6275

and

CHADBOURNE & PARKE LLP
30 Rockefeller Plaza
New York, New York 10112
Attn:  David M. LeMay, Esq.
Telephone:  (212) 408-5100
Facsimile:   (212) 541-5369

N.                                    Directors and Officers Insurance

On or before the Effective Date, Debtors shall purchase, for an amount not to exceed $3.3 million, directors’ and officers’ liability insurance covering an additional one year discovery period after the expiration of the Debtors’ current directors’ and officers’ liability policy.  Further, Debtors and the Committee shall allow all Related Parties to seek recovery (for defense, settlement or otherwise) under both such policies and Debtors shall reasonably cooperate with such Related Parties in their efforts.

O.                                   Prepayment and Early Satisfaction

Except as otherwise provided in this Plan or the Confirmation Order, the Debtors shall have the right to prepay or satisfy, without penalty or premium, all or any portion of any Allowed Claim at any time; provided, however, that any such prepayment or satisfaction shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

P.                                     Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under Sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.

Q.                                   Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Delaware shall govern the construction and implementation of this Plan and any agreements, documents, and instruments executed in connection with this Plan and (ii) the laws of the State of Delaware shall govern corporate governance matters with respect to Reorganized MFN and any Debtor organized under the laws of the State of Delaware, and (iii) with respect to any Debtor not so organized, the laws of such Debtor’s state of organization shall govern, in each case without giving effect to the principles of conflicts of law thereof.

R.                                    Success Payments

In the event that any Person otherwise eligible to receive Success Payment E, as such term is defined in those certain Metromedia Fiber Network, Inc. Employee Plans, approved by the Bankruptcy Court in that certain order dated February 18, 2003 (the “KERP Plan”), does not receive Success Payment E because this Plan has not been approved by  the Pre-Petition Senior Secured Agent (as such term is defined in the KERP Plan) and the Required Holders (as such term is defined in the KERP Plan), such Person shall receive a payment equal to the amount of the Success Payment E that they would otherwise be entitled to, which payment shall vest on the Effective Date.  Payment shall be made within ten (10) Business Days after the Effective Date.  In no event shall any Person receive both the Success Payment E and the payment provided for herein.

In the event that Zolfo Cooper Management, LLC, (“ZCM”) is otherwise eligible to receive its Consummation Fee, as such term is defined in that certain Services Agreement dated as of July 1, 2002, by and between the Debtors and ZCM (the “Services Agreement”), but does not receive its Consummation Fee, because this Plan has not been approved by the Senior Secured Noteholders (as such term is defined in the Services Agreement) ZCM shall receive a payment equal to amount of the Consummation Fee they would otherwise be entitled to, which payment shall vest on the Effective Date.  Payment shall be made within ten (10) Business Days of the Effective Date.  In no event shall ZCM receive both the Consummation Fee and the payment provided for herein.

S.                                     Litigation Trust

The Debtors, in consultation with the Committee, shall create a litigation trust (the “Litigation Trust”).  The Litigation Trust shall be created pursuant to a trust agreement, which trust agreement shall (a) name the trustee, (b) effect the absolute and irrevocable assignment by the Debtors to the trustee and to his or her successors or assigns all right, title and interest of the Debtors in and to (i) the Upstream Guarantee Litigation, (ii) claims against Citigroup, Inc. and its affiliates, (iii) claims against Stephan A. Garofalo, and (iv) any claims the Debtor may have against any Person relating to the allegations set forth in the proceedings styled State of New York and Eliot Spitzer v. Philip F. Anschutz, et al., filed September 30, 2002 (http://news.findlaw.com/hdocs/docs/worldcom/nyanschultz93002cmp.pdf) and Securities and Exchange Commission v. Citigroup Global Markets Inc. f/k/a Salomon Smith Barney Inc., filed April 28, 2003 (http://www.sec.gov/litigation/complaints/comp18111.htm), (c) establish the Reorganized Entities as the beneficiary of the Litigation Trust, and (d) be on such other terms, including terms relating to cooperation with the Litigation Trust for Persons receiving releases pursuant to this Plan, as the Committee, the Debtors, the Kluge Trust, and the Kluge Insiders shall agree on or about July 13, 2003.  The trust agreement shall be filed prior to the Confirmation Date with the Plan Supplement.

T.                                     Allocation of Distributions

The distribution allocated to holders of any Claim under this Plan, shall, to the extent otherwise permitted by law, be allocated first to principal and then to interest.

U.                                     Registration Rights

At such time as it is eligible to do so under the registration requirements of Form S-3, upon a demand by any Registration Participant in connection with a proposed underwritten offering of Common Stock held by such Registration Participant, Reorganized MFN shall use commercially reasonable efforts to register the New Common Stock received in accordance with this Plan by any Registration Participant who requests participation in such registration.  Upon any such demand by a Registration Participant, Reorganized MFN shall provide notice to the other Registration Participants then known to Reorganized MFN offering such Registration Participants the right to participate in the offering as set forth below.  Reorganized MFN shall use commercially reasonable efforts to meet the eligibility requirements under Form S-3.  Reorganized MFN shall be required only to file a Form S-3.  The underwriter selected by the Registration Participants shall be reasonably acceptable to Reorganized MFN. Any underwriter cutbacks in connection with any such offering shall be made on a pro rata basis based on the aggregate eligible shares of the Registration Participants who have requested registration.  Reorganized MFN may be required to file up to three registration statements to satisfy its obligations under this paragraph, provided, however, Reorganized MFN shall not be required to file a registration statement more than once every twelve (12) months.  Any demand for registration and the subsequent participation by any other Registration Participant shall be

considered only one offering and the filing of only one registration statement.    There shall be no requirement for Reorganized MFN to (i) register any shares of its common stock obtained by any of the above Persons other than in accordance with this Plan or (ii) register the New Common Stock of any Person who becomes a statutory underwriter as a result of actions taken by such Person after the Effective Date.  In the event that Reorganized MFN decides to register its Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock for offer and sale in a registered offering (i) it shall grant the Registration Participants “piggyback” registration rights (subject to customary underwriter cutbacks); and (ii) such Registration Participants shall be required to sign lock-up agreements covering a period not to exceed nine calendar months.  The registration rights granted hereby shall be governed by a customary registration rights agreement.

For the purposes of this Plan, “Registration Participants” shall mean (i) the Kluge Trust, (ii) Fiber, or (iii) any other Person who may be deemed to be a statutory “underwriter” under Section 1145 of the Bankruptcy Code and thus may be reasonably deemed by the Debtor and such Person to have received New Common Stock subject to the resale limitations of Rule 144 under the Securities Act.

V.                                    Standstill

The Committee, the Debtor, the Kluge Trust and the Kluge Insiders shall agree on the terms of a standstill agreement (“Standstill Agreement”) on or about July 13, 2003.  The Standstill Agreement shall be filed prior to the Confirmation Date with the Plan Supplement.

Dated:	White Plains, New York
July 1, 2003

METROMEDIA FIBER NETWORK, INC., ET AL.

By:	/s/ Robert J. Sokota
	Name:	Robert J. Sokota
	Title:	Senior Vice President, General Counsel and Secretary

Dated:	New York, New York
July 1, 2003

KRONISH LIEB WEINER & HELLMAN LLP

By:	/s/ Lawrence C. Gottlieb
Lawrence C. Gottlieb, Esq. (LG-2565)
1114 Avenue of the Americas
New York, New York 10036
(212) 479-6000

SCHEDULE 1

SCHEDULE 1 OTHER SECURED CLAIMS

Claims	Shares

Bechtel Claims	632,843
Edwards & Kelcey Claims	18,950
Exelon Claims	43,322
Heathorn Claims	2,441
Lehman Claims	97,566
Lexent Claims	26,328
Lucent Claims	139,780
Nortel Claims	2,408,646
Total:	3,369,876